As filed with the Securities and Exchange Commission on June 29, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hanger Orthopedic Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8093 (Primary Standard Industrial Classification Code Number)	84-0904275 (I.R.S. Employer Identification No.)

Two Bethesda Metro Center
Suite 1200
Bethesda, Maryland 20814
(301) 986-0701
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

IVAN R. SABEL
Chairman of the Board
and Chief Executive Officer
Hanger Orthopedic Group, Inc.
Two Bethesda Metro Center
Suite 1200
Bethesda, Maryland 20814
(301) 986-0701
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Please send copies of communications to:

Arthur H. Bill, Esq.
Foley & Lardner LLP
3000 K Street, N.W., Suite 500
Washington, D.C. 20007
(202) 672-5300

Approximate date of commencement of proposed sale to public:  As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	Maximum	Amount of
Title of Each Class of	Amount to be	Maximum Offering	Aggregate Offering	Registration
Securities to be Registered	Registered	Price Per Unit(1)	Price(1)	Fee
10 1/4% Senior Notes due 2014	$175,000,000	98.375%	$173,906,250(2)	$18,607.97
Guarantees of 10 1/4% Senior Notes due 2014			(3)	(4)

(1)	Plus accrued interest. Estimated solely for purpose of determining the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933.

(2)	Pursuant to Rule 457(f)(1) under the Securities Act of 1933, this amount is the market value as of June 23, 2006 of the maximum amount of 10 1/4% Senior Notes due 2014 that may be received by the Registrant from tendering holders thereof.

(3)	The 10 1/4% Senior Notes due 2014 being registered will be guaranteed on a senior basis by each of the Guarantor Subsidiaries. No separate consideration will be received for the guarantees.

(4)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

I.R.S. Employer
	Identification	State/Country of
Name	Number	Incorporation

Hanger Prosthetics & Orthotics, Inc.	52-1486235	Delaware
Southern Prosthetic Supply, Inc.	58-0276760	Georgia
DOBI-Symplex, Inc.	52-1770022	Delaware
OPNET, Inc.	93-1203565	Nevada
Hanger Services Corporation	81-0579764	Nevada
Innovative Neurotronics, Inc.	20-0462819	Delaware
Linkia, LLC	20-0800593	Maryland
Dosteon Solutions, LLC	Not applicable	Maryland
Eugene Teufel & Son Orthotics & Prosthetics, Inc.	23-1886523	Pennsylvania
HPO, Inc.	13-3422514	Delaware
ABI Orthotic/Prosthetic Laboratories, Ltd.	31-1521423	Ohio
Greater Chesapeake Orthotics & Prosthetics, Inc.	20-0069897	Delaware
Rehab Designs of America Corporation	48-1084279	Delaware
Rehab Designs of Colorado, Inc.	84-1092828	Colorado
Rehab Designs of Wisconsin, Inc.	48-1156445	Kansas
Certified Orthotic & Prosthetic Associates, Inc.	42-1255973	Missouri
The Brace Shop Prosthetic Orthotic Centers, Inc.	31-0818454	Ohio
Hanger Prosthetics & Orthotics West, Inc.	95-2667855	California
Hanger Prosthetics & Orthotics East, Inc.	23-2582601	Delaware
NWPO Associates, Inc.	91-1980393	Washington
Advanced Bio-Mechanics, Inc.	68-0167494	California
Laurence’s Orthotics & Prosthetics, Inc.	68-0032820	California
Shasta Orthotic Prosthetic Service, Inc.	94-2530832	California
Conner Brace Co., Inc.	74-3008021	Texas
Elite Care, Inc.	86-0964264	Arizona
Fortitude Medical Specialists, Inc.	Not applicable	Arizona

The address of each of the additional registrants is Two Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

Subject to completion, dated June 29, 2006

$175,000,000

Hanger Orthopedic Group, Inc.

Exchange Offer for
10 1/4% Senior Notes due 2014

This is an offer to exchange the outstanding, unregistered Hanger Orthopedic Group, Inc. 10 1/4% Senior Notes due 2014 you now hold for new, substantially identical 10 1/4% Senior Notes due 2014 that will be free of the transfer restrictions that apply to the outstanding notes. In this prospectus we refer to the outstanding, unregistered notes as the “outstanding notes” and the new, registered notes as the “exchange notes.” We refer to the old notes and the exchange notes, together, as the “notes.” This offer will expire at 5:00 p.m., New York City time, on          , 2006, unless we extend it. You must tender your outstanding notes by the deadline to obtain exchange notes and the liquidity benefits they offer.

We agreed with the initial purchasers of the outstanding notes to make this offer and register the issuance of the exchange notes following the closing of the sale of the outstanding notes. This offer applies to any and all outstanding notes tendered by the deadline.

Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date (as set forth herein) and ending on the close of business one year after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The exchange notes will not trade on any established exchange. The exchange notes have the same financial terms and covenants as the outstanding notes, and are subject to the same business and financial risks.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING
ON PAGE 18 OF THIS PROSPECTUS.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          , 2006

You should rely only upon the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus incorporates by reference certain important business and financial information about us that is not included in or delivered with this prospectus. Such information shall be made available without charge to holders of the outstanding notes upon oral or written request to the following:
Hanger Orthopedic Group, Inc.
Two Bethesda Metro Center
Suite 1200
Bethesda, Maryland 20814
Attention: Ms. Debbie Thomas
(301) 986-0701.

In order to obtain timely delivery of such information, a holder of outstanding notes must request such information no later than          , 2006.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in or incorporated by reference in this prospectus discuss our plans and strategies for our business or make other forward-looking statements, as this term is defined in the Private Securities Litigation Reform Act. The words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “seeks” and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. Examples of forward-looking statements include, but are not limited to, statements we make regarding:

•	our expectation that our Linkia contracts will begin impacting sales in the second half of 2006; and

•	our belief that we have sufficient liquidity to fund our anticipated capital expenditures and make required payments of principal and interest on our debt for the foreseeable future.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	our indebtedness and the impact of increases in interest rates on such indebtedness;

•	the demand for our orthotic and prosthetic services and products;

•	changes in government reimbursement levels and other governmental policies affecting orthotic and prosthetic operations and changes in other payor reimbursements;

•	our ability to continue to control growth in our fixed costs;

•	our ability to attract and retain qualified orthotic and prosthetic practitioners;

•	our ability to integrate effectively the operations of businesses that we plan to acquire in the future;

•	the availability of favorable terms of equity and debt financing to fund the anticipated growth of our business;

•	changes in, or failure to comply with, federal, state and/or local governmental regulations;

•	liability relating to orthotic and prosthetic services and products and other claims asserted against us, including as a result of billing allegations at our West Hempstead, New York facility; and

•	the other factors discussed under the caption “Risk Factors.”

For a discussion of important risks of an investment in our securities, including factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see “Risk Factors” in this prospectus. Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary may not contain all of the information that may be important to you. You should read the entire prospectus as well as the information incorporated by reference in this prospectus before making an investment decision. References in this prospectus to “we,” “us,” “our” and “Hanger” refer to Hanger Orthopedic Group, Inc. and its subsidiaries, unless the context clearly indicates otherwise.

Business Overview

General

We are the largest owner and operator of orthotic and prosthetic (“O&P”) patient-care centers (“patient-care centers”), accounting for approximately 21% of the $2.5 billion O&P patient-care market, in the United States. In addition, through our wholly-owned subsidiary, Southern Prosthetic Supply, Inc. (“SPS”), we are the largest distributor of branded and private label O&P devices and components in the United States, all of which are manufactured by third parties. We also create products, through our wholly-owned subsidiary Innovative Neurotronics, Inc. (“IN, Inc.”), for sale in our patient-care centers and through a sales force, to patients who have had a loss of mobility due to stroke, multiple sclerosis or other similar conditions. Another wholly-owned subsidiary, Linkia LLC (“Linkia”), develops programs to manage all aspects of O&P patient care for large private payors.

For the year ended December 31, 2005 and the twelve months ended March 31, 2006, our net sales were $578.2 million and $585.7 million, respectively.

We conduct our operations in two segments — patient-care centers and distribution. For the year ended December 31, 2005, net sales attributable to our patient-care center segment and distribution segment were $532.8 million and $45.4 million, respectively, and for the twelve months ended March 31, 2006, net sales attributable to our patient-care center segment and distribution segment were $537.1 million and $48.5 million, respectively.

Patient-Care Centers

At March 31, 2006, we operated 621 O&P patient-care centers in 45 states and the District of Columbia and employed in excess of 1,000 revenue-generating O&P practitioners (“practitioners”).

In our orthotics business, we design, fabricate, fit and maintain a wide range of standard and custom-made braces and other devices (such as spinal, knee and sports-medicine braces) that provide external support to patients suffering from musculoskeletal disorders, such as ailments of the back, extremities or joints and injuries from sports or other activities. In our prosthetics business, we design, fabricate, fit and maintain custom-made artificial limbs for patients who are without limbs as a result of traumatic injuries, vascular diseases, diabetes, cancer or congenital disorders. O&P devices are increasingly technologically advanced and are custom-designed to add functionality and comfort to patients’ lives, shorten the rehabilitation process and lower the cost of rehabilitation.

Patients are referred to our local patient-care centers directly by physicians as a result of our reputation with them or through our agreements with managed care providers. Practitioners, technicians and office administrators staff our patient-care centers. Our practitioners generally design and fit patients with, and the technicians fabricate, O&P devices as prescribed by the referring physician. Following the initial design, fabrication and fitting of our O&P devices, our technicians conduct regular, periodic maintenance of O&P devices as needed.

Our practitioners are also responsible for managing and operating our patient-care centers and are compensated, in part, based on their success in managing costs and collecting accounts receivable. We provide centralized administrative, marketing and materials management services to take advantage of economies of scale and to increase the time practitioners have to provide patient care. In areas where we have multiple patient-care centers, we also utilize shared fabrication facilities where technicians fabricate O&P devices for practitioners in that region.

Innovative Neurotronics, Inc.

In 2004, we formed a new subsidiary, IN, Inc. Specializing in the field of functional electrical stimulation, IN, Inc. identifies emerging MyoOrthotics Technologies® developed at research centers and universities throughout the world that use neuromuscular stimulation to improve the functionality of an impaired limb. MyoOrthotics Technologies® represents the merging of orthotic technologies with electrical stimulation. Working with the inventors under licensing and consulting agreements, IN, Inc. advances the design and manufacturing and the regulatory and clinical aspects of the technology, and then introduces the devices to the marketplace through a variety of distribution channels. While IN, Inc. has not yet generated meaningful revenue, its first product, the WalkAide System, has received U.S. Food and Drug Administration (“FDA”) approval and was released for sale on May 1, 2006.

Provider Network Management

Linkia is the first provider network management service company dedicated solely to serving the O&P market. Linkia was created by us during 2003 and is dedicated to managing the O&P services of national insurance companies. Linkia partners with healthcare insurance companies by securing national and regional contracts to manage their O&P networks. In 2004, Linkia entered into its first contract, and in September 2005, Linkia signed an agreement with CIGNA HealthCare that will cover nine million beneficiaries. We will continue the deployment of Linkia and although it is too early to assess the overall success of this effort, we expect the Linkia contracts to begin impacting sales in the second half of 2006, as the CIGNA contract is phased in on a geographic basis.

Distribution

Our distribution segment, SPS, is the largest distributor in the O&P market with a dedicated sales force and three distribution sites in the United States. SPS purchases and distributes O&P products to our patient-care centers as well as independent O&P providers.

Industry Overview

We estimate the O&P patient-care market in the United States is approximately $2.5 billion, of which we account for approximately 21%. The O&P patient-care market is highly fragmented and is characterized by local, independent O&P businesses. These operations typically have a single facility with annual revenues of less than $1.0 million. We do not believe that any of our patient-care competitors account for more than 2% of the country’s total estimated O&P patient-care services revenue.

The care of O&P patients is part of a continuum of rehabilitation services including diagnosis, treatment and prevention of future injury. This continuum involves the integration of several medical disciplines that begins with the attending physician’s diagnosis. A patient’s course of treatment is generally determined by an orthopedic surgeon, vascular surgeon or physiatrist, who writes a prescription and refers the patient to an O&P patient-care services provider for treatment. A practitioner then, using the prescription, consults with both the referring physician and the patient to formulate the design of an orthotic or prosthetic device to meet the patient’s needs.

The O&P industry is characterized by stable, recurring revenues, primarily resulting from the need for periodic replacement and modification of O&P devices. Based on our experience, the average replacement time for orthotic devices is estimated to be one to three years, while the average replacement time for prosthetic devices is estimated to be three to five years. There is also an attendant need for continuing O&P patient-care services. In addition to the inherent need for periodic replacement and modification of O&P devices and continuing care, we expect the demand for O&P services to continue to grow as a result of several key trends, including:

Aging U.S. Population.  The growth rate of the over-65 age group is nearly triple that of the under-65 age group. We believe there is a direct correlation between age and the onset of diabetes and vascular disease, which are the leading causes of amputations. With broader medical insurance coverage, increasing disposable income, longer life expectancy, greater mobility expectations and improved technology of O&P devices, we believe the elderly will increasingly seek orthopedic rehabilitation services and products.

Growing Physical Health Consciousness.  The emphasis on physical fitness, leisure sports and conditioning, such as running and aerobics, is growing, which has led to increased injuries requiring orthopedic rehabilitative services and products. These trends are evidenced by the increasing demand for new devices that provide support for injuries, prevent further or new injuries or enhance physical performance.

Increased Efforts to Reduce Healthcare Costs.  O&P services and devices have enabled patients to become ambulatory more quickly after receiving medical treatment in the hospital. We believe that significant cost savings can be achieved through the early use of O&P services and products. The provision of O&P services and products in many cases reduces the need for more expensive treatments, thus representing a cost savings to third-party payors.

Advancing Technology.  The range and effectiveness of treatment options for patients requiring O&P services have increased in connection with the technological sophistication of O&P devices. Advances in design technology and lighter, stronger and more cosmetically acceptable materials have enabled patients to replace older O&P devices with new O&P products that provide greater comfort, protection and patient acceptability. As a result, treatment can be more effective or of shorter duration, giving the patient greater mobility and a more active lifestyle. Advancing technology has also increased the prevalence and visibility of O&P devices in many sports, including skiing, running and tennis.

Competitive Strengths

We believe that the combination of the following competitive strengths will help us in growing our business through an increase in our net sales, net income and market share:

•	Leading market position, with an approximate 21% share of total industry revenues and operations in 45 states and the District of Columbia, in an otherwise fragmented industry;

•	National scale of operations, which has better enabled us to:

—	establish our brand name and generate economies of scale;

—	implement best practices throughout the country;

—	utilize shared fabrication facilities;

—	contract with national and regional managed care entities;

—	identify, test and deploy emerging technology; and

—	increase our influence on, and input into, regulatory trends;

•	Distribution of, and purchasing power for, O&P components and finished O&P products, which enables us to:

—	negotiate greater purchasing discounts from manufacturers and freight providers;

—	reduce patient-care center inventory levels and improve inventory turns through centralized purchasing control;

—	quickly access prefabricated and finished O&P products;

—	promote the usage by our patient-care centers of clinically appropriate products that also enhance our profit margins;

—	engage in co-marketing and O&P product development programs with suppliers; and

—	expand the non-Hanger client base of our distribution segment;

•	Development of leading-edge technology for sale in our practices and through distributors;

•	Full O&P product offering, with a balanced mix between orthotic services and products and prosthetic services and products;

•	Practitioner compensation plans that financially reward practitioners for their efficient management of accounts receivable collections, labor, materials and other costs, and encourage cooperation among our practitioners within the same local market area;

•	Proven ability to rapidly incorporate technological advances in the fitting and fabrication of O&P devices;

•	History of successful integration of small and medium-sized O&P business acquisitions, including 55 O&P businesses since 1997, representing over 150 patient-care centers;

•	Highly trained practitioners, whom we provide with the highest level of continuing education and training through programs designed to inform them of the latest technological developments in the O&P industry, and our certification program located at the University of Connecticut; and

•	Experienced and committed management team.

Business Strategy

Our goal is to continue to provide superior patient care and to be the most cost-efficient, full service, national O&P operator. The key elements of our strategy to achieve this goal are to:

•	Improve our performance by:

—	developing and deploying new processes to improve the productivity of our practitioners;

—	continuing periodic patient evaluations to gauge patients’ device and service satisfaction;

—	improving the utilization and efficiency of administrative and corporate support services;

—	enhancing margins through continued consolidation of vendors and product offerings; and

—	leveraging our market share to increase sales and enter into more competitive payor contracts;

•	Increase our market share and net sales by:

—	continued marketing of Linkia products to regional and national providers;

—	contracting with national and regional managed care providers who we believe select us as a preferred O&P provider because of our reputation, national reach, density of our patient-care centers in certain markets and our ability to help reduce administrative expenses;

—	increasing our volume of business through enhanced comprehensive marketing programs aimed at referring physicians and patients, such as our Patient Evaluation Clinics program, which reminds patients to have their devices serviced or replaced and informs them of technological improvements of which they can take advantage; and our “People in Motion” program, which introduces potential patients to the latest O&P technology; and

—	expanding the breadth of products being offered out of our patient-care centers;

•	Develop businesses that provide services and products to the broader rehabilitation and post-surgical healthcare areas as demonstrated by our emerging venture called Mobile Delivery Services, which involves the provision of sports medicine, arthroscopic or minimally invasive orthopedic surgical or rehabilitative products and services;

•	Continue to create, license or patent and market devices based on new cutting-edge technology. We anticipate bringing new technology to the market through our IN, Inc. product line. The first new product, the WalkAide System, was released for sale on May 1, 2006;

•	Provide our practitioners with the training necessary to utilize existing technology for different patient service facets, such as the use of our Insignia scanning system for burns and cranial helmets;

•	Selectively acquire small and medium-sized O&P patient-care service businesses and open satellite patient-care centers primarily to expand our presence within an existing market and secondarily to enter into new markets; and

•	Provide our practitioners with:

—	career development and increased compensation opportunities;

—	a wide array of O&P products from which to choose;

—	administrative and corporate support services that enable them to focus their time on providing superior patient care; and

—	selective application of new technology to improve patient care.

Our principal executive offices are located at Two Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814. The telephone number is (301) 986-0701. Our corporate website address is www.hanger.com. Information contained on our website is not part of this prospectus.

The Exchange Offer

Background of the Outstanding Notes	On May 26, 2006, we issued $175 million aggregate principal amount of our 10 1/4% Senior Notes due 2014 to Lehman Brothers Inc., Citigroup Global Markets Inc. and ABN AMRO Incorporated (the “initial purchasers”) in transactions not registered under the Securities Act of 1933 in reliance on exemptions from registration under that act. The initial purchasers then sold the outstanding notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the U.S. to persons in reliance on Regulation S under the Securities Act. Because they have been sold in reliance on exemptions from registration, the outstanding notes are subject to transfer restrictions. In connection with the issuance of the outstanding notes, we entered into a registration rights agreement with the initial purchasers in which we agreed to deliver to you this prospectus and to use our commercially reasonable efforts to complete the exchange offer or to file and cause to become effective a registration statement covering the resale of the outstanding notes.

The Exchange Offer	We are offering to issue up to $175 million aggregate principal amount of new 10 1/4% Senior Notes due 2014 in exchange for an identical aggregate principal amount of outstanding notes. Outstanding notes may be exchanged only in $1,000 increments. The terms of the exchange notes are identical in all material respects to the outstanding notes except that the exchange notes have been registered under the Securities Act. Because we have registered the exchange notes, the exchange notes will not be subject to transfer restrictions.

Resale of Exchange Notes	We will issue the exchange notes promptly after the expiration of the exchange offer. We believe you may offer, sell or otherwise transfer the exchange notes you receive in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

• you acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;

• you are not engaging in and do not intend to engage in a distribution of the exchange notes;

• you have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer; and

• you are not an “affiliate” of ours, as that term is defined in Rule 405 under the Securities Act.

Our belief is based upon interpretations by the staff of the Securities and Exchange Commission, as set forth in no-action letters to third parties unrelated to us. The staff has not considered the exchange offer in the context of a no-action letter and we cannot assure you that the staff would make a similar determination with respect to this exchange offer. If you do not meet the conditions described above, you may incur liability under the Securities Act if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act. We do not assume or indemnify you against that liability.

Each broker-dealer that receives exchange notes for its own account in exchange for notes, where such notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Expiration Date	5:00 p.m., New York City time, on , 2006, unless we extend the exchange offer. It is possible that we will extend the exchange offer until all outstanding notes are tendered. You may withdraw outstanding notes you tendered at any time before 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offer — Expiration Date; Extensions; Amendments.”

Withdrawal Rights	You may withdraw outstanding notes you tendered by furnishing a notice of withdrawal to the exchange agent or by complying with the applicable procedures of The Depository Trust Company’s (DTC) Automated Tender Offer Program (ATOP) system at any time before 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offer — Withdrawal of Tenders.”

Accrued Interest on the Exchange Notes and the Outstanding Notes	The exchange notes will bear interest from May 26, 2006 or, if later, from the most recent date of payment of interest on the outstanding notes.

Conditions to the Exchange Offer	The exchange offer is subject only to the following conditions:

• the compliance of the exchange offer with securities laws;

• the proper tender of the outstanding notes;

• the representation by the holders of the outstanding notes that they are not our affiliate, that the exchange notes they will receive are being acquired by them in the ordinary course of their business and that at the time the exchange offer is completed the holder had no plan to participate in the distribution of the exchange notes; and

• no judicial or administrative proceeding shall have been threatened that would limit us from proceeding with the exchange offer.

Representations and Warranties	By participating in the exchange offer, you represent to us that, among other things:

• you will acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;

• you are not engaging in and do not intend to engage in a distribution of the exchange notes;

• you have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer; and

• you are not an affiliate of ours or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

Procedures for Tendering Outstanding Notes Held in the Form of Book-Entry Interests	The outstanding notes were issued as global securities in fully registered form without coupons. Beneficial interests in the outstanding notes that are held by direct or indirect participants in DTC are shown on, and transfers of the outstanding notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

If you are a holder of an outstanding note held in the form of a book-entry interest and you wish to tender your outstanding note for exchange pursuant to the exchange offer, you must send the exchange agent either:

• a properly completed and validly executed letter of transmittal; or

• a computer-generated message transmitted by means of DTC’s ATOP system that, when received by the exchange agent, will form a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

The exchange agent must also receive prior to the expiration of the exchange offer either:

• a timely confirmation of book-entry transfer of your outstanding notes into the exchange agent’s account at DTC; or

• the documents necessary for compliance with the guaranteed delivery procedures described below.

For more information, see “The Exchange Offer — Procedures for Tendering.”

Procedures for Tendering Certificated Outstanding Notes	If you are a holder of book-entry interests in the outstanding notes, you are entitled to receive, in limited circumstances, in exchange for your book-entry interests, certificated notes that are in equal principal amounts to your book-entry interests. See “Description of the 10 1/4% Senior Notes due 2014 — Book-Entry, Delivery and Form.” No certificated notes are issued and outstanding as of the date of this prospectus. If you acquire certificated outstanding notes before the expiration of the exchange offer, you must tender your certificated outstanding notes in accordance with the procedures described in this prospectus under the heading “The Exchange Offer — Procedures for Tendering — Outstanding Notes Held in Certificated Form.”

Tenders by Beneficial Owners	If you are a beneficial owner whose outstanding notes are registered in the name of the broker, dealer, commercial bank, trust or other nominee and wish to tender those outstanding notes in the exchange offer, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with the instructions in this prospectus.

Guaranteed Delivery Procedures	If you are unable to comply with the procedures for tendering, you may tender your outstanding notes according to the guaranteed delivery procedures described in this prospectus under the heading “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery Procedures.”

Acceptance of Outstanding Notes and Delivery of Exchange Notes	If the conditions described under “The Exchange Offer — Conditions” are satisfied, we will accept for exchange any and all outstanding notes that are properly tendered before the expiration date. If we close the exchange offer, the exchange notes will be delivered promptly following the expiration date. Otherwise, we will promptly return any outstanding notes tendered.

Federal Income Tax Considerations	See “Certain Material United States Federal Income Tax Considerations” for a discussion of U.S. federal income tax considerations you should consider before tendering outstanding notes in the exchange offer.

Consequences of Failure to Exchange	If you do not participate in the exchange offer, upon completion of the exchange offer, the liquidity of the market for your outstanding notes could be adversely affected. See “The Exchange Offer — Participation in the Exchange Offer; Untendered Notes.”

Exchange Agent	Wilmington Trust Company is serving as exchange agent for the exchange offer. The address of the exchange agent is listed under “The Exchange Offer — Exchange Agent.”

The Exchange Notes

The form and terms of the exchange notes to be issued in the exchange offer are the same as the form and terms of the outstanding notes except that the exchange notes will be registered under the Securities Act and, accordingly, will not bear legends restricting their transfer. The exchange notes issued in the exchange offer will evidence the same debt as the outstanding notes, and both the outstanding notes and the exchange notes are governed by the same indenture.

Issuer	Hanger Orthopedic Group, Inc.

Notes Offered	$175,000,000 aggregate principal amount of 10 1/4% Senior Notes due 2014.

Guarantees	All payments with respect to the notes, including principal and interest, will be fully and unconditionally guaranteed on an unsecured senior basis, jointly and severally, by all of our current and future domestic subsidiaries.

Maturity Date	June 1, 2014.

Interest Payment Dates	June 1 and December 1, commencing December 1, 2006.

Ranking	The notes and the guarantees will be unsecured and:

• equal in right of payment to all of our and our subsidiary guarantors’ existing and future unsecured senior indebtedness;

• senior in right of payment to all of our and our subsidiary guarantors’ existing and future subordinated indebtedness;

• effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any of our existing or future non-guarantor subsidiaries; and

• effectively subordinated in right of payment to all of our and our subsidiary guarantors’ secured indebtedness to the extent of the value of the assets securing that indebtedness.

Optional Redemption	On or after June 1, 2010, we may redeem all or part of the notes, at the redemption prices (expressed as percentages of principal amount) listed below, plus accrued and unpaid interest and additional interest, if any, to the date of redemption, if redeemed during the 12-month period commencing on June 1 of the years set forth below:

Redemption
Year	Price

2010	105.125%
2011	102.563%
2012 and thereafter	100.000%

Before June 1, 2009, we may redeem up to 35% of the aggregate principal amount of notes outstanding at a redemption price of 110.250% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, with the net cash proceeds of certain equity offerings; provided at least 65% of the aggregate principal amount of the notes remains outstanding after the redemption.

Change of Control	Upon specified change of control events, unless we have exercised our option to redeem all of the notes as described above, each holder of a note will have the right to require us to repurchase all or a portion of its notes at a purchase price in cash equal to 101% of the principal amount, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase.

Covenants	The indenture governing the notes limits our ability and that of our subsidiary guarantors to, among other things:

• incur additional indebtedness;

• create liens;

• pay dividends on or redeem capital stock;

• make certain investments;

• make restricted payments;

• make certain dispositions of assets;

• engage in transactions with affiliates;

• engage in certain business activities; and

• engage in mergers, consolidations and certain sales of assets.

The indenture governing the notes also limits our ability to permit restrictions on the ability of certain of our subsidiaries to pay dividends or make certain other distributions.

These covenants are subject to important exceptions and qualifications, as described under “Description of the 10 1/4% Senior Notes due 2014.”

Exchange and Registration Rights Agreement	On May 26, 2006, we and our subsidiary guarantors entered into an agreement with the initial purchasers in which we agreed:

• to use our commercially reasonable efforts to file a registration statement within 90 days after the issue date of the outstanding notes, enabling holders to exchange the outstanding notes for publicly registered exchange notes with substantially identical terms;

• to use our commercially reasonable efforts to cause the registration statement to become effective within 180 days after the issue date of the outstanding notes; and

• to file a shelf registration statement for the resale of outstanding notes if we cannot effect an exchange offer within the time periods listed above and in certain other circumstances.

If we and the subsidiary guarantors do not comply with these registration obligations, we will be required to pay additional interest to holders of the outstanding notes under certain circumstances.

Absence of Established Market for the Notes	We do not intend to apply for the notes to be listed on any securities exchange or to arrange for any quotation system to quote them. The notes have been designated for trading on the PORTAL® Market. The initial purchasers have advised us that they intend to make a market for the notes, but they are not obligated to do so. The initial purchasers may discontinue any market making in the notes or any new notes issued in exchange for the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid market will develop for the outstanding notes or any exchange notes issued in exchange for the outstanding notes.

Use of Proceeds	We will not receive any proceeds upon the completion of the exchange offer. See “Use of Proceeds.”

RISK FACTORS

For a discussion of certain risks that should be considered in connection with an investment in the notes, see “Risk Factors.”

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table sets forth our summary consolidated historical financial data and operating data, which you should read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. The summary consolidated financial data and other financial data as of December 31, 2004 and 2005 and for each of the years in the three-year period ended December 31, 2005 has been derived from our audited consolidated financial statements and the related notes incorporated by reference in this prospectus. The summary consolidated financial data and other financial data as of December 31, 2003 has been derived from our audited consolidated financial statements, which are not included in this prospectus. The summary consolidated financial data and other financial data as of March 31, 2005 and 2006 and for the three months ended March 31, 2005 and 2006 has been derived from our unaudited condensed consolidated quarterly financial statements incorporated by reference in this prospectus, all of which, in our opinion, reflect all adjustments necessary for a fair statement for such periods. Interim results for the three months ended March 31, 2006 are not necessarily indicative of results that can be expected in future periods. “Operating Data” below are not directly derived from our financial statements, but have been presented to provide additional analysis.

				Three Months Ended
	Year Ended December 31,			March 31,
	2003	2004	2005	2005	2006
				(unaudited)
	(in thousands, except operating data)
Statement of Operations Data:
Net sales	$547,903	$568,721	$578,241	$133,000	$140,445
Cost of goods sold (exclusive of depreciation and amortization)	258,383	275,961	283,591	67,446	70,215
Selling, general and administrative	195,516	218,689	219,454	50,937	55,627
Depreciation and amortization	10,690	13,531	13,920	3,509	3,688
Other charges(1)	(213)	45,808	—	—	—

Income from operations	83,527	14,732	61,276	11,108	10,915
Interest expense	36,278	34,558	37,141	8,843	9,500
Extinguishment of debt(2)	20,082	—	—	—	—

Income (loss) before taxes	27,167	(19,826)	24,135	2,265	1,415
Provision for income taxes	11,521	3,568	6,382	930	586

Net income (loss)	15,646	(23,394)	17,753	1,335	829
Preferred stock dividend and accretion	5,342	4,587	5,892	1,419	1,565
Premium paid and loss on redemption of preferred stock(3)	2,120	—	—	—	—

Net income (loss) applicable to common stock	$8,184	$(27,981)	$11,861	$(84)	$(736)

Balance Sheet Data (end of period):
Cash and cash equivalents	$15,363	$8,351	$7,921	$8,258	$6,172
Working capital	141,273	126,273	135,551	147,249	152,880
Total assets	738,348	703,306	704,467	701,587	704,418
Total debt	409,436	393,111	378,431	412,459	391,283
7% Redeemable Preferred Stock	51,463	56,050	61,942	57,469	63,507
Shareholders’ equity	178,075	152,016	165,242	152,299	165,002

				Three Months Ended
	Year Ended December 31,			March 31,
	2003	2004	2005	2005	2006
				(unaudited)
	(in thousands, except operating data)
Other Financial Data:
Capital expenditures	$17,932	$19,454	$8,759	$1,553	$2,617
Net cash provided by (used in) operating activities	59,892	49,094	25,741	(19,859)	(12,771)
Ratio of earnings to fixed charges(4)	2.87	1.33	2.30	1.99	1.90
Operating Data:
Patient-care centers	585	619	624	615	621
Number of practitioners	955	1,020	1,021	1,017	1,032
Number of states (including D.C.)	45	45	46	45	46
Same-center net sales growth (decline)(5)	1.6%	(1.7)%	0.2%	(1.7)%	3.9%

(1)	The 2003 results reflect the write-off of $0.2 million of restructuring accruals on lease payments that were renegotiated. The 2004 results include goodwill impairment recognized as a result of an interim impairment analysis triggered by a decrease in the fair value of our stock during the third quarter of 2004.
(2)	The 2003 charge of $20.1 million relates to the 2003 tender offer for the purchase of our 11 1/4% Senior Subordinated Notes due 2009.
(3)	The 2003 amount relates to the repurchase of 22,119 shares of our 7% redeemable preferred stock.
(4)	For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense (including amortization of debt issuance costs, but not losses relating to the early extinguishment of debt) and 33% of rental expense (considered to be representative of the interest factors).
(5)	Consists of net sales contributed by those patient-care centers that were owned by us and open during the entire period as well as the prior year’s entire comparable period.

RISK FACTORS

Participating in the exchange offer and investing in the exchange notes involve a high degree of risk. You should read and consider carefully each of the following factors, as well as the other information contained in this prospectus, before making a decision on whether to participate in the exchange offer.

Risks Relating to Us and Our Business

We incurred net losses for the years ended December 31, 2004 and 2001 and could incur net losses in the future.

We incurred a net loss of $23.4 million for the year ended December 31, 2004 primarily as a result of the recognition of $45.8 million in non-cash charges related to goodwill impairment. Following our acquisition of NovaCare Orthotics & Prosthetics, Inc. (“NovaCare O&P”), we incurred a net loss of $9.7 million for the year ended December 31, 2001. We cannot assure you that we will not incur net losses in the future.

We are highly leveraged and have significant fixed operating costs; therefore our profitability and ability to service our debt could be negatively impacted by our ability to generate sales growth.

We are highly leveraged and have a significant amount of fixed costs. Therefore, our ability to continue to service our debt and fund necessary capital additions is dependent on our ability to grow sales and control inflationary increases in our fixed costs.

Changes in government reimbursement levels could adversely affect our net sales, cash flows and profitability.

We derived 41.5%, 41.2%, 44.3% and 44.8% of our net sales for the three months ended March 31, 2006, and the years ended December 31, 2005, 2004 and 2003, respectively, from reimbursements for O&P services and products from programs administered by Medicare, Medicaid and the U.S. Veterans Administration. Each of these programs sets maximum reimbursement levels for O&P services and products. If these agencies reduce reimbursement levels for O&P services and products in the future, our net sales could substantially decline. In addition, the percentage of our net sales derived from these sources may increase as the portion of the U.S. population over age 65 continues to grow, making us more vulnerable to maximum reimbursement level reductions by these organizations. Reduced government reimbursement levels could result in reduced private payor reimbursement levels because fee schedules of certain third-party payors are indexed to Medicare. Furthermore, the healthcare industry is experiencing a trend towards cost containment as government and other third-party payors seek to impose lower reimbursement rates and negotiate reduced contract rates with service providers. This trend could adversely affect our net sales. Medicare provides for reimbursement for O&P products and services based on prices set forth in fee schedules for ten regional service areas. In November 2003, the U.S. Congress legislated a three-year freeze on Medicare reimbursement levels beginning January 1, 2004 on all O&P services. The effect of this legislation has been a downward pressure on our income from operations. We have, however, initiated certain purchasing and efficiency programs which we believe will minimize such effects. If the U.S. Congress were to legislate modifications to the Medicare fee schedules or legislate an additional freeze on reimbursement levels, our net sales from Medicare and other payors could be adversely and materially affected. We cannot predict whether any such modifications to the fee schedules will be enacted or what the final form of any modifications might be.

On April 24, 2006, the Centers for Medicare & Medicaid Services announced a proposed rule that would call for a competitive bidding program for certain off-the-shelf orthotic equipment as required by the Medicare Modernization Act of 2003. The program would be phased in, beginning in 2007, in the 10 largest metropolitan statistical areas (“MSAs”) (excluding New York, Los Angeles and Chicago), in 80 of the largest MSAs in 2009, and in other areas after 2009. We cannot now identify the impact of such proposed rule on us.

Changes in payor reimbursements could negatively affect our net sales volume.

Recent years have seen a consolidation of healthcare companies coupled with certain payors terminating contracts, imposing caps or reducing reimbursement for O&P products. Additionally, employers are increasingly pushing healthcare costs down to their employees. These trends could result in decreased O&P revenue, which could have a material adverse effect on us.

If we cannot collect our accounts receivable and effectively manage our inventory, our business, results of operations, financial condition and ability to satisfy our obligations under our indebtedness could be adversely affected.

As of March 31, 2006, December 31, 2005 and 2004, our accounts receivable over 120 days represented approximately 21.5%, 20.4% and 23.8% of total accounts receivable outstanding in each period, respectively. If we cannot collect our accounts receivable, our business, results of operations, financial condition and ability to satisfy our obligations under our indebtedness could be adversely affected. In addition, our principal means of control with respect to accounting for inventory and costs of goods sold is a physical inventory conducted on an annual basis. This accepted method of accounting controls and procedures may result in an understatement or overstatement, as the case may be, of inventory between our annual physical inventories. We did not record a book-to-physical inventory adjustment as a result of our October 1, 2005 inventory count. In conjunction with our physical inventory performed on October 1, 2004, we recorded a $1.6 million increase in inventory. Because our income from operations as a percent of net sales is based on our inventory levels, adjustments to inventory during interim periods following our physical inventory could adversely affect our results of operations and financial condition.

A decrease in the quality of services provided at our patient-care centers may negatively impact our reputation.

Maintaining our market share is dependent on us providing quality services and products. Increasingly, payors are seeking out service providers that control a significant market presence and abide by high quality standards. In addition, suppliers attempting to sell directly to hospitals and healthcare management companies, O&P competitors and other service providers, such as physical therapists, are continually attempting to penetrate the market. If we are unable to continue providing quality services to our patients, our reputation and, therefore our net sales and market presence could be adversely impacted.

If we are unable to maintain good relations with our suppliers, our existing purchasing discounts may be jeopardized, which could adversely affect our gross margins.

We currently enjoy significant purchasing discounts with most of our suppliers, and our ability to sustain our income from operations has been, and will continue to be, dependent, in part, on our ability to continue to obtain favorable discount terms from our suppliers. These terms may be subject to changes in suppliers’ strategies from time to time, which could adversely affect our gross margins over time. The profitability of our business depends, in part, upon our ability to maintain good relations with these suppliers.

We depend on the continued employment of our orthotists and prosthetists who work at our patient-care centers and their relationships with physicians and patients. Our ability to provide O&P services at our patient-care centers would be impaired and our net sales reduced if we were unable to maintain these relationships.

Our net sales would be reduced if a significant number of our practitioners leave us. In addition, any failure of our practitioners to maintain the quality of care provided or to otherwise adhere to certain general operating procedures at our facilities or any damage to the reputation of a significant number of our practitioners could adversely affect our reputation, subject us to liability and significantly reduce our net sales. A substantial amount of our business is derived from orthopedic surgeons and other healthcare providers. If the quality of our services and products declines in the opinion of these healthcare providers, they may cease to recommend our products, which would adversely affect our net sales.

If the non-competition agreements we have with our key executive officers and key practitioners were found by a court to be unenforceable, we could experience increased competition resulting in a decrease in our net sales.

We generally enter into employment agreements with our executive officers and a significant number of our practitioners which contain non-compete and other provisions. The laws of each state differ concerning the enforceability of non-competition agreements. State courts will examine all of the facts and circumstances at the time a party seeks to enforce a non-compete covenant. We cannot predict with certainty whether or not a court will enforce a non-compete covenant in any given situation based on the facts and circumstances at that time. If one of our key executive officers and/or a significant number of our practitioners were to leave us and the courts refused to enforce the non-compete covenant, we might be subject to increased competition, which could materially and adversely affect our business, financial condition and results of operations.

We face periodic reviews, audits and investigations under our contracts with federal and state government agencies, and these audits could have adverse findings that may negatively impact our business.

We contract with various federal and state governmental agencies to provide O&P services. Pursuant to these contracts, we are subject to various governmental reviews, audits and investigations to verify our compliance with the contracts and applicable laws and regulations. Any adverse review, audit or investigation could result in:

•	refunding of amounts we have been paid pursuant to our government contracts;

•	imposition of fines, penalties and other sanctions on us;

•	loss of our right to participate in various federal programs; or

•	damage to our reputation in various markets.

We are subject to numerous federal, state and local governmental regulations, noncompliance with which could result in significant penalties that could have a material adverse effect on our business.

A failure by us to comply with the numerous federal, state and/or local healthcare and other governmental regulations to which we are subject could result in significant penalties and adverse consequences, including exclusion from the Medicare and Medicaid programs, which could have a material adverse effect on our business.

If the results of the current investigations over the billing allegations at our West Hempstead, New York patient-care center and the associated class action and derivative lawsuits are not resolved in our favor or if such allegations are expanded to other patient-care centers and are not resolved in our favor, our operations may be negatively impacted and we may be subject to significant fines.

Although we believe that the class action suits and derivative actions against management that surfaced as a result of the billing allegations at our West Hempstead patient-care center are without merit, if the courts decide in favor of the plaintiffs, we may be subject to monetary and/or compensatory damages. In addition, if the results of the investigation at our West Hempstead patient-care center or any of our other patient-care centers uncover billing discrepancies, we may be responsible for noncompliance fines and the extension of such investigation to other patient-care centers. Any of the foregoing could have a material adverse effect on our results of operations, liquidity and financial condition.

We may be unable to successfully integrate and operate other O&P businesses that we acquire in the future.

Part of our business strategy involves the acquisition and integration of small and medium-sized O&P businesses. We may not be able to successfully consummate and/or integrate future acquisitions. We continuously review acquisition prospects that would complement our existing operations, increase our size and allow us to expand into under-served geographic areas or otherwise offer growth opportunities. The financing for these acquisitions could significantly dilute our investors or result in an increase in our indebtedness. We may acquire or make investments in businesses or products in the future. Acquisitions may entail numerous integration risks and impose costs on us, including:

•	difficulties in assimilating acquired operations or products, including the loss of key employees from acquired businesses;

•	diversion of management’s attention from our core business concerns;

•	adverse effects on existing business relationships with suppliers and customers;

•	risks of entering markets in which we have no or limited experience;

•	dilutive issuances of equity securities;

•	incurrence of substantial debt;

•	assumption of contingent liabilities; and

•	incurrence of significant immediate write-offs.

Our failure to successfully complete the integration of future acquisitions could have a material adverse effect on our results of operations, business and financial condition.

Risks Relating to the Notes

Our substantial indebtedness could impair our financial condition and our ability to fulfill our obligations under our indebtedness.

We have substantial debt. After giving effect to the refinancing transactions, as of March 31, 2006, we had total indebtedness of approximately $415.4 million. The level of our indebtedness could have important consequences to us and you.

For example, our substantial indebtedness could:

•	make it more difficult for us to satisfy our obligations with respect to the notes, including our repurchase obligations;

•	increase our vulnerability to adverse general economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate requirements;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have proportionately less debt;

•	make it more difficult for us to borrow money for working capital, capital expenditures, acquisitions or other purposes;

•	limit our ability to refinance indebtedness, or the associated costs may increase; and

•	expose us to the risk of increased interest rates with respect to that portion of our debt that has a variable rate of interest.

Subject to the restrictions contained in the indenture governing the notes and in our new senior credit facility, we may incur additional indebtedness, some or all of which may be secured. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify. If we are unable to meet our indebtedness obligations, we could be forced to restructure, seek additional equity capital or sell assets. We may be unable to obtain financing or sell assets on satisfactory terms or at all.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. As a result of these and other factors, our business may not generate sufficient cash flow from operations, and future borrowings may not be available to us under our new senior credit facility to enable us to pay our indebtedness or to fund other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our new senior credit facility or the notes on commercially reasonable terms or at all.

Without such refinancing, we could be forced to sell assets to make up for any shortfall in our payment obligations under unfavorable circumstances. Restrictive covenants in our new senior credit facility and the notes limit our ability to sell assets and also restrict the use of proceeds from any such sale. Furthermore, our new senior credit facility is secured by substantially all of our assets. We may not be able to sell our assets quickly enough or for sufficient amounts to enable us to meet our debt service obligations.

The restrictions contained in our outstanding indebtedness contains restrictions and limitations that could significantly impact our ability to operate our business.

The indenture governing the notes and our new senior credit facility contain a number of significant restrictions and covenants that, among other things, limit our and our subsidiaries’ ability to:

•	incur or guarantee additional indebtedness or issue disqualified stock;

•	pay dividends or make other distributions on, redeem or repurchase our capital stock or make other restricted payments;

•	make investments, acquisitions, loans or advances;

•	incur or create liens;

•	transfer or sell assets;

•	engage in sale and leaseback transactions;

•	engage in transactions with affiliates;

•	change the business conducted by us; and

•	consolidate, merge or transfer all or substantially all of our assets.

In addition, our new senior credit facility requires us to comply with specified financial ratios and tests, including a minimum interest coverage ratio and maximum total leverage ratio.

The foregoing restrictions could limit our ability to plan for or react to market conditions or meet our capital needs. We cannot assure you that we will be granted waivers under or amendments to our new senior credit facility or the indenture governing the notes if for any reason we are unable to meet these requirements, or that we will be able to refinance our debt on terms acceptable to us, or at all.

Events beyond our control, such as prevailing economic conditions and changes in healthcare regulations, could impair our operating performance, which could affect our ability to comply with the terms of our debt instruments. Breaching any of these covenants or restrictions or the failure to comply with our obligations after the lapse of any applicable grace periods could result in a default under the applicable debt instruments. If there were an event of default, holders of such defaulted debt could cause all amounts borrowed under these instruments to be due and payable immediately. We cannot assure you that our assets or cash flow will be sufficient to fully repay borrowings under the outstanding debt instruments, either upon maturity or if accelerated upon an event of default or, if we are required to repurchase the notes or other debt securities upon a change in control, that we would be able to refinance or restructure the payments on such debt.

The notes are effectively subordinated to our secured indebtedness and structurally subordinated to the liabilities of our subsidiaries that do not guarantee the notes.

The indenture governing the notes permits us to incur certain secured indebtedness, including indebtedness under our new senior credit facility. Indebtedness under our new senior credit facility will be secured by a lien on substantially all of our assets, including pledges of all or a portion of the capital stock of our subsidiaries. The notes are unsecured and are effectively subordinated to our secured indebtedness, including indebtedness under our new senior credit facility, to the extent of the value of the collateral securing the new senior credit facility. Accordingly, if we or a subsidiary guarantor are involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding or upon a default in payment on, or the acceleration of, any indebtedness under our new senior credit facility or other secured indebtedness, our assets and those of the subsidiary guarantors that secure indebtedness will be available to pay obligations on the notes only after all indebtedness under our new credit senior facility or other secured indebtedness have been paid in full from those assets. We may not have sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The notes will also be structurally subordinated to all existing and future obligations, including indebtedness, of our subsidiaries that do not guarantee the notes, and the claims of creditors of these subsidiaries, including trade creditors, will have priority as to the assets of these subsidiaries.

Federal and state statues allow courts, under specific circumstances, to void subsidiary guarantees and require note holders to return payments received from subsidiary guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee could be voided, or claims in respect of a subsidiary guarantee could be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its subsidiary guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such subsidiary guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature; or

•	intended to hinder, delay or defraud creditors.

In addition, any payment by that subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of all of its debts, including contingent liabilities, was greater than the then fair saleable value of all of its assets; or

•	if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each subsidiary guarantor, after giving effect to its subsidiary guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard. Furthermore, we cannot assure you that those standards would be satisfied in the case of any future subsidiary that becomes a subsidiary guarantor after the date the notes are first issued, because a determination as to whether those standards would be satisfied will depend on, among other circumstances, the financial condition of that subsidiary guarantor at the time of the incurrence of its obligation in respect of its subsidiary guarantee.

We have a significant stockholder who may be able to control the outcome of matters submitted to our stockholders for approval and whose interest in us may be different from yours.

Ares Corporate Opportunities Fund, L.P. owns all of our outstanding Series A Preferred Stock, which on a pro forma basis as of March 31, 2006, would represent approximately 23.2% of our issued and outstanding capital stock on a fully diluted basis. In addition, for so long as Ares holds at least 1,984,126 shares of our common stock, on an as-converted basis, Ares will have the right to designate one director for election to our Board of Directors and the right to prevent us from consummating certain fundamental transactions. See “Description of Other Indebtedness and Preferred Stock.” As a result of these rights, Ares may be able to determine the outcome of corporate transactions and other matters submitted to our stockholders for approval.

The definition of the term “change of control” in the indenture governing the notes excludes any acquisitions of shares of our capital stock or our assets by Ares or one of its affiliates unless Ares does not have a representative on our Board of Directors as a result of (x) the resignation by such representative without Ares nominating a replacement Ares designee, (y) the failure of the Ares representative (or a replacement nominee) to stand for election or (z) the failure of the Ares designee to be elected to our Board of Directors if Ares failed to vote in favor of such nominee. Accordingly, Ares or one of its affiliates could be able to acquire control of us without triggering an obligation by us to repurchase the notes.

In addition, Ares is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. Ares may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us.

If you fail to exchange your outstanding notes, they will continue to be restricted securities and may become less liquid.

Outstanding notes that you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities. You may not offer or sell untendered outstanding notes except in reliance on an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue exchange notes in exchange for the outstanding notes pursuant to the exchange offer only following the satisfaction of procedures and conditions described elsewhere in this prospectus. These procedures and conditions include timely receipt by the exchange agent of the outstanding notes and of a properly completed and validly executed letter of transmittal.

Because we anticipate that most holders of outstanding notes will elect to exchange their notes, we expect that the liquidity of the market for any outstanding notes remaining after the completion of the exchange offer may be substantially limited. Any outstanding notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the outstanding notes outstanding. Following the exchange offer, if you did not tender your outstanding notes you generally will not have any further registration rights and your outstanding notes will continue to be subject to transfer restrictions. Accordingly, the liquidity of the market for any outstanding notes could be adversely affected.

There may be no active trading market for the exchange notes to be issued in the exchange offer.

There is no existing market for the exchange notes. We cannot assure you with respect to:

•	the liquidity of any market for the exchange notes that may develop;

•	your ability to sell exchange notes; or

•	the price at which you will be able to sell the exchange notes.

If a public market were to exist, the exchange notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and our financial performance. We do not intend to list the exchange notes to be issued to you in the exchange offer on any securities exchange or to seek approval for quotations through any automated quotation system. No active market for the exchange notes is currently anticipated. The initial purchasers of the outstanding notes have advised us that they currently anticipate making a secondary market for the exchange notes, but they are not obligated to do so. We cannot assure you that an active or liquid public trading market will develop for the exchange notes.

We may be unable to repurchase the notes if we experience a change in control.

If we were to experience a change of control, the indenture governing the notes requires us to offer to purchase all of the outstanding notes. Our new senior credit facility restricts our ability to repurchase notes, including the repurchase of notes under a change of control offer. Our failure to repay holders tendering notes upon a change of control will result in an event of default under the notes. A change of control, or an event of default under the notes, may also result in an event of default under our new senior credit facility, which may result in the acceleration of the indebtedness under that facility requiring us to repay that indebtedness immediately. If a change of control were to occur, we cannot assure you that we would have sufficient funds to repay debt outstanding under our new senior credit facility or to purchase the notes or any other securities which we would be required to offer to purchase. We expect that we would require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

On May 26, 2006, we issued the outstanding notes to the initial purchasers in transactions not registered under the Securities Act of 1933 in reliance on exemptions from registration under that act. The initial purchasers then sold the outstanding notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the U.S. to non-U.S. persons in reliance on Regulation S under the Securities Act. Because they have been sold pursuant to exemptions from registration, the outstanding notes are subject to transfer restrictions.

In connection with the issuance of the outstanding notes, we entered into a registration rights agreement with the initial purchasers in which we agreed with the initial purchasers that, we would:

•	use our commercially reasonable efforts to file with the Securities and Exchange Commission a registration statement related to the exchange notes on or before 90 days following the issuance of the outstanding notes;

•	use our commercially reasonable efforts to cause the registration statement to become effective under the Securities Act on or before 180 days following the issuance of the outstanding notes; and

•	offer to the holders of the outstanding notes the opportunity to exchange their outstanding notes for a like principal amount of exchange notes upon the effectiveness of the registration statement.

Our failure to comply with these agreements would result in additional interest being due on the outstanding notes. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Based on existing interpretations of the Securities Act by the staff of the Securities and Exchange Commission described in several no-action letters to third parties unrelated to us, and subject to the following sentence, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers or our “affiliates,” as that term is defined in Rule 405 under the Securities Act, without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of outstanding notes who is an affiliate of ours, who is not acquiring the exchange notes in the ordinary course of such holder’s business or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the interpretations by the staff of the Securities and Exchange Commission described in the above-mentioned no-action letters;

•	will not be able to tender outstanding notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the outstanding notes unless the sale or transfer is made under an exemption from these requirements.

We do not intend to seek our own no-action letter, and there is no assurance that the staff of the Securities and Exchange Commission would make a similar determination regarding the exchange notes as it has in these no-action letters to third parties.

As a result of the filing and effectiveness of the registration statement of which this prospectus is a part, we will not be required to pay an increased interest rate on the outstanding notes. Following the closing of the exchange offer, holders of outstanding notes not tendered will not have any further registration rights except in limited circumstances requiring the filing of a shelf registration statement, and the outstanding notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the outstanding notes will be adversely affected.

Terms of the Exchange Offer

Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all outstanding notes properly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. After authentication of the exchange notes by the trustee or an authenticating agent, we will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer.

By tendering your outstanding notes for exchange notes in the exchange offer and signing or agreeing to be bound by the letter of transmittal, you will represent to us that:

•	you will acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;

•	you are not an affiliate of ours or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of those exchange notes.

Broker-dealers that are receiving exchange notes for their own account must have acquired the outstanding notes as a result of market-making or other trading activities in order to participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be admitting that it is an “underwriter” within the meaning of the Securities Act. We will be required to allow broker-dealers to use this prospectus following the exchange offer in connection with the resale of exchange notes received in exchange for outstanding notes acquired by broker-dealers for their own account as a result of market-making or other trading activities. If required by applicable securities laws, we will, upon request, make this prospectus available to any broker-dealer for use in connection with a resale of exchange notes for a period of 180 days after the consummation of the exchange offer. See “Plan of Distribution.”

The exchange notes will evidence the same debt as the outstanding notes and will be issued under and entitled to the benefits of the same indenture. The form and terms of the exchange notes are identical in all material respects to the form and terms of the outstanding notes except that:

•	the exchange notes will be issued in a transaction registered under the Securities Act; and

•	the exchange notes will not be subject to transfer restrictions.

As of the date of this prospectus, $175,000,000 aggregate principal amount of the outstanding notes was outstanding. In connection with the issuance of the outstanding notes, we arranged for the outstanding notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.

This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders of the outstanding notes as of the close of business on          , 2006. We intend to conduct the exchange offer as required by the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission under the Exchange Act, including Rule 14e-1, to the extent applicable.

Rule 14e-1 describes unlawful tender practices under the Exchange Act. This section requires us, among other things:

•	to hold our exchange offer open for 20 business days;

•	to give 10 days notice of any change in the terms of this exchange offer; and

•	to issue a press release in the event of an extension of the exchange offer.

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered, and holders of the outstanding notes do not have any appraisal or dissenters’ rights under the Delaware General Corporation Law or under the indenture in connection with the exchange offer. We shall be considered to have accepted outstanding notes tendered according to the procedures in this prospectus when, as and if we have given oral or written notice of acceptance to the exchange agent. See “— Exchange Agent.” The exchange agent will act as agent for the tendering holders of outstanding notes for the purpose of receiving exchange notes from us and delivering them to those holders.

If any tendered outstanding notes are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, certificates for these unaccepted outstanding notes will be returned, at our cost, to the tendering holder of the outstanding notes or, in the case of outstanding notes tendered by book-entry transfer, into the holder’s account at DTC according to the procedures described below, as promptly as practicable after the expiration date.

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes related to the exchange of outstanding notes in the exchange offer. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See “— Solicitation of Tenders, Fees and Expenses.”

Neither we nor our Board of Directors makes any recommendation to holders of outstanding notes as to whether or not to tender all or any portion of their outstanding notes pursuant to the exchange offer. Moreover, we have not authorized anyone to make any such recommendation. Holders of outstanding notes must make their own decision whether to tender in the exchange offer and, if so, the amount of outstanding notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

Expiration Date; Extensions; Amendments

The term “expiration date” shall mean 5:00 p.m., New York City time, on          , 2006, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” shall mean the latest date to which the exchange offer is extended.

We expressly reserve the right, in our sole discretion:

•	to delay acceptance of any outstanding notes or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted, if any of the conditions described under “— Conditions” shall have occurred and shall not have been waived by us;

•	to extend the expiration date of the exchange offer;

•	to amend the terms of the exchange offer in any manner;

•	to purchase or make offers for any outstanding notes that remain outstanding after the expiration date; and

•	to the extent permitted by applicable law, to purchase outstanding notes in the open market, in privately negotiated transactions or otherwise.

The terms of the purchases or offers described in the fourth and fifth clauses above may differ from the terms of the exchange offer.

Any delay in acceptance, termination, extension or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent and by a public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the amendment.

We may elect to extend the exchange offer solely because some of the holders of the outstanding notes do not tender on a timely basis, in order to give them the ability to participate and avoid the significant reduction in liquidity associated with holding an unexchanged outstanding note.

Interest on the Exchange Notes

The exchange notes will bear interest from May 26, 2006, or the most recent date on which interest was paid or provided for on the outstanding notes surrendered for the exchange notes. Accordingly, holders of outstanding notes that are accepted for exchange will not receive interest that is accrued but unpaid on the outstanding notes at the time of tender. Interest on the exchange notes will be payable semi-annually on each June 1 and December 1, commencing on December 1, 2006.

Procedures for Tendering

Only a holder may tender its outstanding notes in the exchange offer. Any beneficial owner whose outstanding notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on his behalf. If the beneficial owner wishes to tender on its own behalf, the beneficial owner must, before completing and executing the letter of transmittal and delivering its outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in the beneficial owner’s name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

The tender by a holder will constitute an agreement between the holder, us and the exchange agent according to the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

A holder who desires to tender outstanding notes and who cannot comply with the procedures described in the prospectus for tender on a timely basis, or whose outstanding notes are not immediately available, must comply with the procedures for guaranteed delivery described below.

The method of delivery of outstanding notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Delivery of such documents will be deemed made only when actually received by the exchange agent or deemed received under the ATOP procedures described below. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or outstanding notes should be sent to us. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect the tender for holders in each case as described in this prospectus and in the letter of transmittal.

  Outstanding Notes Held in Certificated Form

For a holder to validly tender outstanding notes held in physical form, the exchange agent must receive, before 5:00 p.m., New York city time, on the expiration date, at its address set forth in this prospectus:

•	a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal; and

•	certificates for tendered outstanding notes.

  Outstanding Notes Held in Book-Entry Form

We understand that the exchange agent will make a request promptly after the date of the prospectus to establish accounts for the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to their establishment, any financial institution that is a participant in DTC may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account for the outstanding notes using DTC’s procedures for transfer.

If you desire to transfer outstanding notes held in book-entry form with DTC, the exchange agent must receive, before 5:00 p.m., New York City time, on the expiration date, at its address listed in this prospectus, a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, which is referred to in this prospectus as a “book-entry confirmation,” and:

•	a properly completed and validly executed letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal; or

•	an agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program.

  Tender of Outstanding Notes Using DTC’s Automated Tender Offer Program (ATOP)

The exchange agent and DTC have confirmed that the exchange offer is eligible for DTC’s Automated Tender Offer Program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer outstanding notes held in book-entry form to the exchange agent in accordance with DTC’s ATOP procedures for transfer. DTC will then send a book-entry confirmation, including an agent’s message to the exchange agent.

The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering outstanding notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. If you use ATOP procedures to tender outstanding notes you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms just as if you had signed it.

  Signatures

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the outstanding notes tendered with the letter of transmittal are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” in the letter of transmittal; or

•	for the account of an institution eligible to guarantee signatures.

If the letter of transmittal is signed by a person other than the registered holder or DTC participant who is listed as the owner, the outstanding notes must be endorsed or accompanied by appropriate bond powers that authorize the person to tender the outstanding notes on behalf of the registered holder or DTC participant who is listed as the owner, in either case signed as the name of the registered holder(s) who appears on the outstanding notes or the DTC participant who is listed as the owner, with the signature on the outstanding notes or bond powers guaranteed by an eligible guarantor institution. If the letter of transmittal or any outstanding notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

If you tender your outstanding notes through ATOP, signatures and signature guarantees are not required.

Determination of Validity

All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered outstanding notes will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we shall determine. Although we intend to notify holders of defects or irregularities related to tenders of outstanding notes, neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities related to tenders of outstanding notes nor shall any of them incur liability for failure to give notification. Tenders of outstanding notes will not be considered to have been made until the irregularities have been cured or waived. Any outstanding notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

Holders who wish to tender their outstanding notes and:

•	whose outstanding notes are not immediately available;

•	who cannot complete the procedure for book-entry transfer on a timely basis;

•	who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date; or

•	who cannot complete a tender of outstanding notes held in book-entry form using DTC’s ATOP procedures on a timely basis may effect a tender if they tender through an eligible institution described under “— Procedures for Tendering — Signatures,” or, if they tender using ATOP’s guaranteed delivery procedures.

A tender of outstanding notes made by or through an eligible institution will be accepted if:

•	before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution a properly completed and validly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery, that: (1) sets forth the name and address of the holder, the registration or certificate number or numbers of the holder’s outstanding notes and the principal amount of the outstanding notes tendered; (2) states that the tender is being made; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, a properly completed and validly executed letter of transmittal or facsimile, together with a certificate(s) representing the outstanding notes to be tendered in proper form for transfer, or a confirmation of book-entry transfer into the exchange agent’s account at DTC of outstanding notes delivered electronically, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	the properly completed and validly executed letter of transmittal or a manually signed facsimile thereof, together with the certificate(s) representing all tendered outstanding notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

A tender made through DTC’s ATOP system will be accepted if:

•	before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives an agent’s message from DTC stating that DTC has received an express acknowledgment from the participant in DTC tendering the outstanding notes that they have received and agree to be bound by the notice of guaranteed delivery; and

•	the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, either: (1) a book-entry confirmation, including an agent’s message, transmitted via DTC’s ATOP procedures; or (2) a properly completed and validly executed letter of transmittal or a manually signed facsimile thereof, together with the certificate(s) representing all tendered outstanding notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of outstanding notes in the exchange offer:

•	a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at its address listed below before 5:00 p.m., New York City time, on the expiration date; or

•	you must comply with the appropriate procedures of DTC’s ATOP system.

Any notice of withdrawal must:

•	specify the name of the person having deposited the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the registration or certificate number or numbers and principal amount of the outstanding notes or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at the book-entry facility to be credited;

•	be signed by the same person and in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee for the outstanding notes to register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

•	specify the name in which any of these outstanding notes are to be registered, if different from that of the person who deposited the outstanding notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the withdrawal notices will be determined by us, whose determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be judged not to have been tendered according to the procedures in this prospectus for purposes of the exchange offer, and no exchange notes will be issued in exchange for those outstanding notes unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes that have been tendered but are not accepted for exchange will be returned to the holder of the outstanding notes without cost to the holder or, in the case of outstanding notes tendered by book-entry transfer, into the holder’s account at DTC according to the procedures described above. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under “— Procedures for Tendering” at any time before 5:00 p.m., New York City time, on the expiration date.

Conditions

The exchange offer is subject only to the following conditions:

•	the compliance of the exchange offer with securities laws;

•	the proper tender of the outstanding notes;

•	the representation by the holders of the outstanding notes that they are not our affiliate, that the exchange notes they will receive are being acquired by them in the ordinary course of their business and that at the time the exchange offer is completed the holder had no plan to participate in the distribution of the exchange notes; and

•	no judicial or administrative proceeding is pending or shall have been threatened that would limit us from proceeding with the exchange offer.

Exchange Agent

Wilmington Trust Company, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. Requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent. You should send certificates for outstanding notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

By Overnight Delivery or Registered or Certified Mail:	By Hand in New York:
Wilmington Trust Company
Wilmington Trust Company	c/o Computershare Trust Company of New York
1100 North Market Street	Wall Street Plaza
Wilmington, DE 19890-1615	88 Pine Street, 19th Floor
Attn: Alisha Clendaniel	New York, NY 10005
Attn: Wilmington Trust/Hanger

By Hand in Delaware:

Wilmington Trust Company
1100 North Market Street
Wilmington, DE 19890-1615
Attn: Alisha Clendaniel

Facsimile Transmission Number
(for Eligible Institutions Only):
(302) 636-4139

Confirm Receipt of Facsimile by Telephone:
(302) 636-6470

Delivery of the letter of transmittal to an address other than as listed above or transmission of instructions via facsimile other than as described above does not constitute a valid delivery of the letter of transmittal.

Solicitation of Tenders, Fees and Expenses

We will bear the expenses of requesting that holders of outstanding notes tender those notes for exchange notes. The principal solicitation under the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph, telephone or telecopier.

We have not retained any dealer manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs.

You will not be obligated to pay any transfer tax in connection with the exchange, except if you instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than you, in which event you will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will recognize no gain or loss for accounting purposes upon the closing of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes under generally accepted accounting principles.

Participation in the Exchange Offer; Untendered Notes

Participation in the exchange offer is voluntary. Holders of the outstanding notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

As a result of the making of, and upon acceptance for exchange of all outstanding notes tendered under the terms of, this exchange offer, we will have fulfilled a covenant contained in the terms of the registration rights agreement with the initial purchasers. Holders of the outstanding notes who do not tender in the exchange offer will continue to hold their outstanding notes and will be entitled to all the rights, and subject to the limitations, applicable to the outstanding notes under the indenture. Holders of outstanding notes will no longer be entitled to any rights under the registration rights agreement that by their terms terminate or cease to have further effect as a result of the making of this exchange offer. All untendered outstanding notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for untendered outstanding notes could be adversely affected. This is because there will probably be many fewer outstanding notes that remain outstanding following the exchange offer, significantly reducing the liquidity of any untendered notes.

We may in the future seek to acquire any untendered outstanding notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. We intend to make any acquisitions of outstanding notes following the applicable requirements of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission under the Exchange Act, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any outstanding notes that are not tendered in the exchange offer.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes as described in this prospectus. We will receive in exchange outstanding notes in like principal amount. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our indebtedness.

CAPITALIZATION

The following table sets forth the cash and cash equivalents and our consolidated capitalization as of March 31, 2006 on an actual basis and as adjusted to give effect to the:

•	Sale on May 26, 2006 of $175.0 million principal amount of 10 1/4% Senior Notes due 2014 and receipt of approximately $170.6 million of net proceeds therefrom;

•	Establishment on May 26, 2006 of a new $75 million senior secured revolving line of credit (the “New Credit Facility”) and a new $230 million term loan facility;

•	Sale on May 26, 2006 of $50 million of Series A Convertible Preferred Stock; and

•	Use of the net proceeds from the above transactions, along with approximately $1.4 million borrowed under the New Credit Facility and $6 million of cash on hand to retire the outstanding indebtedness under our previously existing credit facility, repay our previously existing term loan facility, repurchase or redeem the 10 3/8% Senior Notes due 2009, repurchase or redeem the 11 1/4% Senior Subordinated Notes due 2009, redeem our 7% redeemable preferred stock and pay related tender and consent premiums and to pay related fees and expenses.

You should read this table in conjunction with our consolidated financial statements and the related notes to the consolidated financial statements incorporated by reference in this prospectus. See “Selected Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Other Indebtedness and Preferred Stock.”

	March 31, 2006
	Actual	As Adjusted
	(unaudited)
	(in thousands)

Cash and cash equivalents	$6,172	$172

Total debt:
Existing Credit Facility:
Revolving Credit Facility(1)	19,000	—
Term Loan Facility	146,250	—
New Credit Facility:
Revolving Credit Facility(2)	—	1,400
Term Loan Facility	—	230,000

Total secured debt	165,250	231,400
10 3/8% Senior Notes due 2009(3)	201,478	—
10 1/4% Senior Notes due 2014 offered hereby	—	175,000
11 1/4% Senior Subordinated Notes due 2009(4)	15,562	—
Seller notes and other debt	8,993	8,993

Total debt	391,283	415,393
7% Redeemable Preferred Stock	63,507	—
Series A Convertible Preferred Stock(5)	—	48,300
Shareholders’ equity:
Common stock	223	223
Additional paid-in capital	154,226	154,226
Retained earnings	11,209	11,548
Treasury stock, cost	(656)	(656)

Total shareholders’ equity	165,002	165,341

Total capitalization	$619,792	$629,034

(1)	As adjusted column reflects the repayment of an additional $12.0 million of outstanding borrowings under our previously existing revolver subsequent to March 31, 2006.
(2)	The revolving credit facility has $75.0 million of total borrowing capacity.
(3)	Reflects the repurchase or redemption of all of our 10 3/8% Senior Notes due 2009.
(4)	Reflects the repurchase or redemption of all of our 11 1/4% Senior Subordinated Notes due 2009.
(5)	Net of transaction costs of $1.7 million.

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table summarizes our selected consolidated historical financial data and operating data, which you should read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. The selected consolidated financial data as of December 31, 2004 and 2005 and for each of the years in the three-year period ended December 31, 2005 has been derived from our audited consolidated financial statements incorporated by reference in this prospectus. The selected consolidated financial data and other financial data as of December 31, 2001, 2002, and 2003, and for each of the years ended December 31, 2001 and 2002 has been derived from our audited consolidated financial statements, which are not included in this prospectus. The selected consolidated financial data and other financial data as of March 31, 2005 and 2006 and for the three months ended March 31, 2005 and 2006 has been derived from our unaudited condensed consolidated quarterly financial statements incorporated by reference in this prospectus, all of which, in our opinion, reflect all adjustments necessary for a fair statement for such periods. Interim results for the three months ended March 31, 2006 are not necessarily indicative of results that can be expected in future periods. “Operating Data” below are not directly derived from our financial statements, but have been presented to provide additional analysis.

						Three Months Ended
	Year Ended December 31,					March 31,
	2001	2002	2003	2004	2005	2005	2006
						(unaudited)
	(in thousands, except per share data)

Statement of Operations Data:
Net sales	$508,053	$525,534	$547,903	$568,721	$578,241	$133,000	$140,445
Cost of goods sold (exclusive of depreciation and amortization)	245,269	247,068	258,383	275,961	283,591	67,446	70,215
Selling, general and administrative	180,056	185,087	195,516	218,689	219,454	50,937	55,627
Depreciation and amortization	11,613	9,892	10,690	13,531	13,920	3,509	3,688
Amortization of excess cost over net assets acquired(1)	13,073	—	—	—	—	—	—
Other charges(2)	24,438	1,860	(213)	45,808	—	—	—

Income from operations	33,604	81,627	83,527	14,732	61,276	11,108	10,915
Interest expense	43,065	38,314	36,278	34,558	37,141	8,843	9,500
Extinguishment of debt(3)	—	4,686	20,082	—	—	—	—

Income (loss) before taxes	(9,461)	38,627	27,167	(19,826)	24,135	2,265	1,415
Provision for income taxes	267	15,635	11,521	3,568	6,382	930	586

Net income (loss)	(9,728)	22,992	15,646	(23,394)	17,753	1,335	829
Preferred stock dividend and accretion	4,858	5,202	5,342	4,587	5,892	1,419	1,565
Premium paid and loss on redemption of preferred stock(4)	—	—	2,120	—	—	—	—

Net income (loss) applicable to common stock	$(14,586)	$17,790	$8,184	$(27,981)	$11,861	$(84)	$(736)

Basic Per Common Share Data:
Net income (loss)	$(0.77)	$0.91	$0.39	$(1.30)	$0.55	$(0.00)	$(0.03)
Shares used to compute basic per common share amounts	18,920	19,535	20,813	21,474	21,695	21,616	21,837
Diluted Per Common Share Data(5):
Net income (loss)	$(0.77)	$0.83	$0.37	$(1.30)	$0.53	$(0.00)	$(0.03)
Shares used to compute diluted per common share amounts	18,920	21,457	22,234	21,474	22,232	21,616	21,837

						Three Months Ended
	Year Ended December 31,					March 31,
	2001	2002	2003	2004	2005	2005	2006
						(unaudited)
	(in thousands, except per share data)

Balance Sheet Data:
Cash and cash equivalents	$10,043	$6,566	$15,363	$8,351	$7,921	$8,258	$6,172
Working capital	108,371	125,245	141,273	126,273	135,551	147,249	152,880
Total assets	699,062	710,803	738,348	703,306	704,467	701,587	704,418
Total debt	397,827	383,282	409,436	393,111	378,431	412,459	391,283
7% Redeemable Preferred Stock	70,739	75,941	51,463	56,050	61,942	57,469	63,507
Shareholders’ equity	144,829	166,244	178,075	152,016	165,242	152,299	165,002
Other Financial Data:
Ratio of earnings to fixed charges(6)	1.66	2.76	2.87	1.33	2.30	1.99	1.90
Operating Data:
Patient-care centers	597	583	585	619	624	615	621
Number of practitioners	867	872	955	1,020	1,021	1,017	1,032
Number of states (including D.C.)	45	45	45	45	46	45	46
Same-center net sales growth (decline)(7)	6.8%	4.6%	1.6%	(3.3)%	0.2%	(1.7)%	3.9%

(1)	We discontinued amortization related to goodwill and other indefinite-lived intangible assets commencing January 1, 2002 pursuant to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.
(2)	The 2001 results include impairment, restructuring, and improvement costs of $24.4 million, comprised of: (i) a non-cash charge of approximately $4.8 million related to stock compensation to AlixPartners, LLC (formerly Jay Alix & Associates, Inc., “JA&A”) for services rendered; (ii) restructuring charges of $3.7 million principally related to severance and lease termination expenses; (iii) an asset impairment loss of approximately $8.1 million incurred in connection with the 2001 sale of substantially all of the manufacturing assets of Seattle Orthopedic Group, Inc.; and (iv) approximately $7.8 million of the charges primarily comprised of fees paid to JA&A in connection with the development of our performance improvement plan. The 2002 results include payments made to a prior workman’s compensation carrier related to claims for the 1995 through 1998 policy years and a non-cash charge related to the write-off of abandoned leaseholds of $1.3 million and $0.6 million, respectively. The 2003 results reflect the write-off of $0.2 million of restructuring accruals on lease payments that were renegotiated. The 2004 results include $45.8 million of goodwill impairment recognized as a result of an interim impairment analysis triggered by a decrease in the fair value of our stock during the third quarter of 2004.
(3)	The 2002 charge of $4.7 million relates to the write-off of debt issuance costs as a result of extinguishing $228.4 million of bank debt in connection with the issuance of our 10 3/8% Senior Notes with a principal amount of $200.0 million due 2009 and the establishment of a $75.0 million senior secured revolving line of credit. The 2003 charge of $20.1 million relates to the 2003 tender offer for the purchase of our 11 1/4% Senior Subordinated Notes due 2009.
(4)	The 2003 amount relates to the repurchase of 22,119 shares of our 7% redeemable preferred stock.
(5)	For 2001, 2004 and the three months ended March 31, 2006, excludes the effect of all dilutive options and warrants as a result of our net loss for the respective periods.
(6)	For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense (including amortization of debt issuance costs, but not losses relating to the early extinguishment of debt) and 33% of rental expense (considered to be representative of the interest factors). Fixed charges exceeded earnings by approximately $1.2 million for the three months ended March 31, 2006.
(7)	Consists of net sales contributed by those patient-care centers that were owned by us and open during the entire period as well as the prior year’s entire comparable period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a discussion of our results of operations and financial condition for the periods described below. This discussion should be read in conjunction with our audited and unaudited consolidated financial statements incorporated by reference in this prospectus. Our discussion of our results of operations and financial condition includes various forward-looking statements about our markets, the demand for our products and services and our future results. These statements are based on our current expectations, which are inherently subject to risks and uncertainties. Our actual results and the timing of certain events may differ materially from those indicated in the forward looking statements.

Overview

We are the largest owner and operator of orthotic and prosthetic (“O&P”) patient-care centers (“patient-care centers”) in the United States. Through our wholly-owned subsidiary, Southern Prosthetic Supply, Inc. (“SPS”), we are also the largest distributor of branded and private label O&P devices and components in the United States, all of which are manufactured by third parties. We also create products, through our wholly-owned subsidiary Innovative Neurotronics, Inc. (“IN, Inc.”), for sale in our patient-care centers and through a sales force. The first such product was available for sale starting May 1, 2006 for patients who have had a loss of mobility due to strokes, multiple sclerosis or other similar conditions. Another wholly-owned subsidiary, Linkia LLC (“Linkia”), develops programs to manage all aspects of O&P patient care for large private payors.

We have increased our net sales during the past two years principally through acquisitions of patient-care centers, increased distribution revenues, sales generated by the two national contracts signed by our Linkia subsidiary and by opening new patient-care centers. We strive to improve our local market position to enhance operating efficiencies and generate economies of scale. We generally acquire small and medium-sized O&P patient-care businesses and open new patient-care centers to achieve greater density in our existing markets.

We conduct our operations in two segments — patient-care centers and distribution.

Patient-Care Centers

At March 31, 2006, we operated 621 O&P patient-care centers in 45 states and the District of Columbia and employed in excess of 1,000 revenue-generating O&P practitioners (“practitioners”).

In our orthotics business, we design, fabricate, fit and maintain a wide range of standard and custom-made braces and other devices (such as spinal, knee and sports-medicine braces) that provide external support to patients suffering from musculoskeletal disorders, such as ailments of the back, extremities or joints and injuries from sports or other activities. In our prosthetics business, we design, fabricate, fit and maintain custom-made artificial limbs for patients who are without limbs as a result of traumatic injuries, vascular diseases, diabetes, cancer or congenital disorders. O&P devices are increasingly technologically advanced and are custom-designed to add functionality and comfort to patients’ lives, shorten the rehabilitation process and lower the cost of rehabilitation.

Patients are referred to our local patient-care centers directly by physicians as a result of our reputation with them or through our agreements with managed care providers. Practitioners, technicians and office administrators staff our patient-care centers. Our practitioners generally design and fit patients with, and the technicians fabricate, O&P devices as prescribed by the referring physician. Following the initial design, fabrication and fitting of our O&P devices, our technicians conduct regular, periodic maintenance of O&P devices as needed.

Our practitioners are also responsible for managing and operating our patient-care centers and are compensated, in part, based on their success in managing costs and collecting accounts receivable. We provide centralized administrative, marketing and materials management services to take advantage of economies of scale and to increase the time practitioners have to provide patient care. In areas where we have multiple patient-care centers, we also utilize shared fabrication facilities where technicians fabricate devices for practitioners in that region.

Innovative Neurotronics, Inc.

In 2004, we formed a new subsidiary, IN, Inc. Specializing in the field of functional electrical stimulation, IN, Inc. identifies emerging MyoOrthotics Technologies® developed at research centers and universities throughout the world that use neuromuscular stimulation to improve the functionality of an impaired limb. MyoOrthotics Technologies® represents the merging of orthotic technologies with electrical stimulation. Working with the inventors under licensing and consulting agreements, IN, Inc. advances the design and manufacturing and regulatory and clinical aspects of the technology, and then introduces the devices to the marketplace through a variety of distribution channels. While IN, Inc. has not yet generated meaningful revenue, its first product, the WalkAide System, has received FDA approval and was released for sale on May 1, 2006.

Provider Network Management

Linkia is the first provider network management service company dedicated solely to serving the O&P market. Linkia was created by us during 2003 and is dedicated to managing the O&P services of national insurance companies. Linkia partners with healthcare insurance companies by securing national and regional contracts to manage their O&P networks. In 2004, Linkia entered into its first contract, and in September 2005, Linkia signed an agreement with CIGNA HealthCare which will cover nine million beneficiaries. We will continue the deployment of Linkia and although it is too early to assess the overall success of this effort, we expect the Linkia contracts to begin impacting sales in the second half of 2006, as the CIGNA contract is phased in on a geographic basis.

Distribution

Our distribution segment, SPS, is the largest distributor in the O&P market with a dedicated sales force and current product catalogue. SPS purchases and distributes O&P products to our patient-care centers as well as independent O&P providers. SPS maintains three distribution sites throughout the U.S. to facilitate prompt shipping.

Results and Outlook

Net income from operations in 2005, although higher than in the prior year, did not meet management’s expectations principally due to lower than expected sales growth in our patient-care centers, which was somewhat offset by higher than expected sales of the distribution segment. The patient-care centers segment continues to be affected by reimbursement pressure, including a freeze on government reimbursement through December 31, 2006, which we continue to counter through an effort to control operating costs. Our net income was also impacted by our continued investment in IN, Inc. and Linkia, which totaled $4.8 million in 2005.

Days sales outstanding (“DSO”), which is the number of days between the billing for our O&P services and the date of our receipt of payment, for the year ended December 31, 2005 decreased to 64 days from 69 days for the prior year, and to 59 days in the three months ended March 31, 2006. The decrease in DSO is due to an increased effort at the patient-care centers to target collections as well as the implementation of electronic billing and other workflow enhancements.

We expect 2006 results to show a slight increase as we go through the last year of the Medicare freeze. We expect to see an increase in our sales volume over the next year as a result of the reimbursement contracts entered into by Linkia, sales from IN, Inc.’s new product and increased sales from our distribution segment. We will also continue our efforts to counter the cyclical trends and challenges present in our market by undertaking several specific initiatives:

•	the inclusion of large regional insurance carriers in Linkia’s customer base;

•	the utilization of our centralized billing system, OPS, to analyze related O&P procedures in an effort to provide comprehensive services;

•	increasing the number of lower extremity evaluation clinics, which focus on bringing in patients for regular checkups;

•	the use of our Insignia laser scanning system for other than prosthetics fittings, such as burn garments and cranial helmets;

•	the rollout of the “People in Motion” program, which introduces potential patients to new O&P technology;

•	the rollout of Mobile Delivery Services, a program designed to provide comprehensive O&P services to our patients;

•	the introduction of new products by entering into exclusive distribution contracts with O&P product manufacturers; and

•	continuing discussions with rehabilitation providers to enable us to provide more comprehensive O&P services.

Critical Accounting Estimates

Our analysis and discussion of our financial condition and results of operations is based upon our consolidated financial statements that have been prepared in accordance with GAAP. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. GAAP provides the framework from which to make these estimates, assumptions and disclosures. We have chosen accounting policies within GAAP that management believes are appropriate to accurately and fairly report our operating results and financial position in a consistent manner. Management regularly assesses these policies in light of current and forecasted economic conditions. Our accounting policies are stated in note B to our consolidated financial statements incorporated by reference in this prospectus. We believe the following accounting policies are critical to understanding the results of operations and affect the more significant judgments and estimates used in the preparation of our consolidated financial statements.

•	Revenue Recognition: Revenues on the sale of orthotic and prosthetic devices and associated services to patients are recorded when the device is accepted by the patient, provided that (i) delivery has occurred or services have been rendered; (ii) persuasive evidence of an arrangement exists; (iii) the sales price is fixed or determinable; and (iv) collectibility is reasonably assured. Revenues on the sale of orthotic and prosthetic devices to customers by our distribution segment are recorded upon the shipment of products, in accordance with the terms of the invoice, net of merchandise returns received and the amount established for anticipated returns. Discounted sales are recorded at net realizable value. Deferred revenue represents prepaid tuition and fees received from students enrolled in our practitioner education program.

Revenue at our patient-care centers segment is recorded net of all governmental adjustments, contractual adjustments and discounts. We employ a systematic process to ensure that our sales are recorded at net realizable value and that any required adjustments are recorded on a timely basis. The contracting module of our centralized, computerized billing system is designed to record revenue at net realizable value based on our contract with the patient’s insurance company. Updated billing information is received periodically from payors and is uploaded into our centralized contract module and then disseminated to all patient-care centers electronically.

The following represents the composition of our patient-care segment’s accounts receivable balance by payor at December 31, 2005 and March 31, 2006:

	December 31,	March 31,
	2005	2006
	(in thousands)

Commercial, private pay and other	$67,312	$59,023
Medicaid	15,224	13,468
Medicare	15,830	18,546
VA	1,570	1,318

	$99,936	$92,355

We completed the rollout of OPS in the second quarter of 2005, prior to which we were unable to develop reports to determine the composition of our accounts receivable by payor. Additionally, we will endeavor to develop reports to determine the composition of our allowance for doubtful accounts by payor. The composition of our accounts receivable and allowance for doubtful accounts by payor will not be comparable until the third quarter of 2006.

Disallowed sales generally relate to billings to payors with whom we do not have a formal contract. In these situations we record the sale at usual and customary rates and simultaneously record a disallowed sale to reduce the sale to net value, based on our historical experience with the payor in question. Disallowed sales may also result if the payor rejects or adjusts certain billing codes. Billing codes are frequently updated within our industry. As soon as updates are received, we reflect the change in our centralized billing system.

As part of our preauthorization process with payors, we validate our ability to bill the payor for the service we are providing before we deliver the device. Subsequent to billing for our devices and services, there may be problems with pre-authorization or with other insurance coverage issues with payors. If there has been a lapse in coverage, the patient is financially responsible for the charges related to the devices and services received. If we do not collect from the patient, we record bad debt expense. Occasionally, a portion of a bill is rejected by a payor due to a coding error on our part and we are prevented from pursuing payment from the patient due to the terms of our contract with the insurance company. We appeal these types of decisions and are generally successful. This activity is factored into our methodology to determine the estimate for the allowance for doubtful accounts. We immediately record, as a reduction of sales, a disallowed sale for any claims that we know we will not recover and adjust our future estimates accordingly.

Certain accounts receivable may be uncollectible, even if properly pre-authorized and billed. Regardless of the balance, accounts receivable amounts are periodically evaluated to assess collectibility. In addition to the actual bad debt expense recognized during collection activities, we estimate the amount of potential bad debt expense that may occur in the future. This estimate is based upon our historical experience as well as a review of our receivable balances. On a quarterly basis, we evaluate cash collections, accounts receivable balances and write-off activity to assess the adequacy of our allowance for doubtful accounts. Additionally, a company-wide evaluation of collectibility of receivable balances older than 180 days is performed at least semi-annually, the results of which are used in the next allowance analysis. In these detailed reviews, the account’s net realizable value is estimated after considering the customer’s payment history, past efforts to collect on the balance and the outstanding balance, and a specific reserve is recorded if needed. From time to time, we may outsource the collection of such accounts to outsourced agencies after internal collection efforts are exhausted. In the cases when valid accounts receivable cannot be collected, the uncollectible account is written off to bad debt expense.

•	Inventories: Inventories, which consist principally of raw materials, work in process and finished goods, are stated at the lower of cost or market using the first-in, first-out method. At our patient-care centers segment, we calculate cost of goods sold in accordance with the gross profit method for all reporting periods. We base the estimates used in applying the gross profit method on the actual results of the most recently completed fiscal year and other factors, such as sales mix and purchasing trends among other factors, affecting cost of goods sold during the current reporting periods. Estimated cost of goods sold during the period is adjusted when the annual physical inventory is taken. We treat these adjustments as changes in accounting estimates. At our distribution segment, a perpetual inventory is maintained. Management adjusts our reserve for inventory obsolescence whenever the facts and circumstances indicate that the carrying cost of certain inventory items is in excess of its market price. Shipping and handling costs are included in cost of goods sold.

•	Property, Plant and Equipment: We record property, plant and equipment at cost. Equipment acquired under capital leases is recorded at the lower of fair market value or the present value of the future lease payments. The cost and related accumulated depreciation of assets sold, retired or otherwise disposed of are removed from the respective accounts, and any resulting gains or losses are included in our consolidated statements of operations. Depreciation is computed for financial reporting purposes using the straight-line method over the estimated useful lives of the related assets as follows:

Furniture and fixtures	5 years
Machinery and equipment	5 years
Computers and software	5 years
Buildings	10 to 40 years
Assets under capital leases	Shorter of asset life or term of lease
Leasehold improvements	Shorter of asset life or term of lease

We capitalize internally developed computer software costs incurred during the application development stage in accordance with Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.

•	Goodwill and Other Intangible Assets: Excess cost over net assets acquired represents the excess of purchase price over the value assigned to net identifiable assets of purchased businesses. We assess goodwill for impairment when events or circumstances indicate that the carrying value of the reporting units may not be recoverable, or, at a minimum, annually in our fourth quarter. Any impairment would be recognized by a charge to operating results and a reduction in the carrying value of the intangible asset. Our annual impairment test utilizes income, market and cost approaches in determining the value of our reporting units. As of October 1, 2005, our test did not result in an impairment charge.

Non-compete agreements are recorded based on agreements entered into by us and are amortized, using the straight-line method, over their terms ranging from five to seven years. Other definite-lived intangible assets are recorded at cost and are amortized, using the straight-line method, over their estimated useful lives of up to 16 years. Whenever the facts and circumstances indicate that the carrying amounts of these intangibles may not be recoverable, management reviews and assesses the future cash flows expected to be generated from the related intangible for possible impairment. Any impairment would be recognized as a charge to operating results and a reduction in the carrying value of the intangible asset.

•	Deferred Tax Assets (Liabilities): We account for certain income and expense items differently for financial accounting purposes than for income tax purposes. Deferred income tax assets or liabilities are provided in recognition of these temporary differences. We recognize deferred tax assets if it is more likely than not the assets will be realized in future years. We are required to estimate our income taxes in each of the jurisdictions in which we operate. This process requires us to estimate our actual current tax exposure and assess the temporary differences resulting from differing treatment of items, such as the deductibility of certain intangible assets, for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within our consolidated balance sheet. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income. To the extent we believe the recovery is not likely, we must establish a valuation allowance, which will continually be assessed. After having determined that we will be able to begin utilizing a significant portion of the deferred tax assets, the valuation allowance may be reversed, resulting in a benefit to the statement of operations in some future period.

•	Stock-Based Compensation

•	Commencing in the first three months of 2006, stock-based compensation is accounted for using the grant-date fair value method. Compensation expense is recognized ratably over the service period.

•	In and prior to the year ended December 31, 2005, stock-based compensation was accounted for using the intrinsic-value-based method. No stock-based employee compensation expense for stock options is reflected in net income as all options granted under our stock-based employee compensation plans had an exercise price equal to the market value of the underlying common stock on the date of grant. As it pertains to restricted shares of common stock issued to our directors and certain employees, we recognize the fair value of those shares at the date of grant as unearned compensation and amortize such amount to compensation expense ratably over the vesting period of each grant.

•	Supplemental Executive Retirement Plan. Benefit costs and liabilities balances are calculated based on certain assumptions including benefits earned, discount rates, interest costs, mortality rates and other factors. Actual results that differ from the assumptions are accumulated and amortized over future periods, affecting the recorded obligation and expense in future periods. The following assumptions were used in the calculation of the net benefit cost and obligation at the following dates:

	December 31,		March 31,
	2004	2005	2006

Discount rate	6.0%	5.5%	5.5%
Average rate of increase in compensation	3.0%	3.0%	3.0%

The discount rate at December 31, 2005 and March 31, 2006 of 5.5% represents a 50 basis point reduction from the 6.0% discount rate used at December 31, 2004. The updated rate was actuarially determined and represents an average of benefit liability indices.

We believe the assumptions used are appropriate, however, changes in assumptions or differences in actual experience may affect our benefit obligation and future expenses.

New Accounting Guidance

Effective January 1, 2006, we adopted the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) 123R, Share-Based Payment (“SFAS 123R”), which require companies to measure and recognize compensation expense for all share-based payments at fair value. SFAS 123R eliminates the ability to account for share-based compensation transactions using APB Opinion 25, Accounting for Stock Issued to Employees (“APB 25”) and generally requires that such transactions be accounted for using prescribed fair-value-based methods.

Prior to January 1, 2006, we accounted for stock-based awards under the measurement and recognition provisions of APB 25. Under APB 25, stock options granted at the fair market value of the underlying stock required no recognition of compensation cost. However, we disclosed the pro-forma effect on net income of recognizing compensation cost, as required by SFAS 123, Accounting for Stock-Based Compensation and SFAS 148, Accounting for Stock-Based Compensation — Transition and Disclosure.

Given our recent trend of compensating certain of our employees with restricted shares of common stock instead of options, and in anticipation of the implementation of SFAS 123R, during the second quarter 2005 we accelerated the vesting of 1.2 million non-director stock options which had a grant price in excess of the market value of the underlying common stock. These options had grant prices ranging from $6.02 to $16.81 and vesting periods through January 3, 2009. The compensation expense related to this acceleration was $3.3 million which was reflected, net of tax, in our 2005 pro-forma net income calculation.

We adopted SFAS 123R using the modified prospective method allowed for in SFAS 123R. Under the modified prospective method, compensation expense related to awards granted prior to and unvested as of the adoption of SFAS 123R is calculated in accordance with SFAS 123 and recognized in the statements of operations over the requisite remaining service period; compensation expense for all awards granted after the adoption of SFAS 123R is calculated according to the provision of SFAS 123R. Results for prior periods have not been restated. For the three month period ended March 31, 2006, we recognized $0.3 million in compensation expense, of which less than $0.1 million related to compensation expense of options.

The adoption of SFAS 123R reduced income from operations, income before income tax expense, and net income for the three months ended March 31, 2006 by less than $0.1 million. Additionally, effective January 1, 2006, we eliminated the balance of Unearned Compensation, on the Consolidated Balance Sheets, to Additional Paid-in-Capital.

As of March 31, 2006, total unrecognized compensation cost related to stock option awards was approximately $0.1 million and the related weighted-average period over which it is expected to be recognized is approximately 1.3 years. Total unrecognized compensation cost related to restricted shares of common stock was approximately $2.9 million as of March 31, 2006 and the weighted-average period over which it is expected to be recognized is approximately 2.1 years.

In February 2006, the FASB issued SFAS 155, Accounting for Certain Hybrid Financial Instruments. SFAS 155 amends SFAS 133, Accounting for Derivative Instruments and Hedging Activities and SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The provisions of SFAS 155 allow for the fair value remeasurement of hybrid financial instruments that contain embedded derivatives that otherwise would require bifurcation and eliminates the interim guidance that provides that beneficial interests in securitized financial assets are not subject to the provisions of SFAS 133. Additionally, SFAS 155 eliminates SFAS 140’s restriction on qualifying special-purpose entities of holding derivative financial instruments that pertain to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. We believe the adoption of SFAS 155 will not have an impact on our financial statements.

In March 2006, the FASB issued SFAS 156, Accounting for Servicing of Financial Assets, amending SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS 156 permits entities the choice between either the amortization method or the fair value measurement method for valuing separately recognized servicing assets and liabilities. SFAS 156 is effective for fiscal years beginning after September 15, 2006; early adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements for any interim period of that fiscal year. We believe the adoption of SFAS 156 will not have an impact on our financial statements.

Results of Operations

The following table sets forth, for the periods indicated, certain items of our statements of operations as a percentage of our net sales:

				For the Three
				Months Ended
	For the Year Ended December 31,			March 31,
	2003	2004	2005	2005	2006

Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	47.2	48.5	49.0	50.7	50.0
Selling, general and administrative	35.6	38.4	38.0	38.3	39.6
Depreciation and amortization	2.0	2.4	2.4	2.6	2.6
Other charges	—	8.1	—	—	—

Income from operations	15.2	2.6	10.6	8.4	7.8
Interest expense	6.6	6.1	6.4	6.7	6.8
Extinguishment of debt	3.7	—	—	—	—

Income (loss) before taxes	4.9	(3.5)	4.2	1.7	1.0
Provision for income taxes	2.0	0.6	1.1	0.7	0.4

Net income (loss)	2.9	(4.1)	3.1	1.0	0.6

Three months ended March 31, 2006 compared with the three months ended March 31, 2005

Net Sales.  Net sales for the three months ended March 31, 2006 were $140.4 million, an increase of $7.4 million, or 5.6%, versus net sales of $133.0 million for the three months ended March 31, 2005. The sales increase was the result of a $4.8 million, or 3.9%, same-center sales growth and a $3.2 million, or 30.7%, increase in external sales of our distribution segment, offset by a $0.4 million decline as a result of patient-care centers that closed, including those in New Orleans.

Cost of Goods Sold.  Cost of goods sold for the three months ended March 31, 2006 was $70.2 million, an increase of $2.8 million, or 4.2%, over $67.4 million for the same period in the prior year. The increase was the result of the increased sales volume at our patient-care centers and our distribution segment. Cost of goods sold as a percentage of net sales decreased to 50.0% in 2006 from 50.7% in 2005 as a result of labor and purchasing efficiencies.

Selling, General and Administrative.  Selling, general and administrative expenses for the three months ended March 31, 2006 increased by $4.7 million to $55.6 million, or 39.6% of net sales from $50.9 million, or 38.3% of net sales, for the three months ended March 31, 2005. The increase was principally due to the following: (i) $0.9 million invested in Linkia and IN, Inc. growth strategies; (ii) $0.8 million increase in labor, related to one extra business day in the first quarter of 2006 compared to 2005; (iii) $0.8 million related to nonrecurring expenses associated with a combination of personnel changes and Sarbanes-Oxley Act consulting; and (iv) $0.7 million increase in variable compensation due to the strong collections during the quarter. The balance of the increase resulted from inflationary increases in fixed costs such as labor and rent which were offset by cost savings principally in advertising and bad debt expense.

Depreciation and Amortization.  Depreciation and amortization for the three months ended March 31, 2006 was $3.7 million versus $3.5 million for the three months ended March 31, 2005. This increase was primarily due to the depreciation of computer related assets and amortization of leasehold improvements.

Income from Operations.  As a result of the above, income from operations for the three months ended March 31, 2006 was $10.9 million compared to $11.1 million for the three months ended March 31, 2005. Income from operations, as a percentage of net sales, decreased to 7.8% for the three months ended March 31, 2006 versus 8.4% for the prior year’s comparable period.

Interest Expense.  Interest expense in the three months ended March 31, 2006 increased to $9.5 million compared to $8.8 million in the three months ended March 31, 2005 due to higher variable interest rates in the first quarter of 2006.

Income Taxes.  Income tax provision of $0.6 million was recognized for the three months ended March 31, 2006 compared to $0.9 million for the same period of the prior year. The change in the income tax provision was primarily the result of lower income from operations. The effective tax rate for the three months ended March 31, 2006 was 41.4% compared to 41.1% for the three months ended March 31, 2005. The effective tax rate for the three month periods ended March 31, 2006 and 2005 consists principally of the federal statutory tax rate of 35% and state income taxes.

Net Income.  As a result of the above, we recorded net income of $0.8 million for the three months ended March 31, 2006, compared to net income of $1.3 million for the same period in the prior year.

Year ended December 31, 2005 compared with the year ended December 31, 2004

Net Sales.  Net sales for the year ended December 31, 2005 were $578.2 million, an increase of $9.5 million, or 1.7%, versus net sales of $568.7 million for the year ended December 31, 2004. The net sales growth was the result of a $5.5 million, or 13.7%, increase in external sales of the distribution segment, a $1.2 million, or 0.2%, increase in same-center sales with the balance contributed from acquired patient-care centers.

Cost of Goods Sold.  Cost of goods sold for the year ended December 31, 2005 totaled $283.6 million, or 49.0% of net sales, compared to $276.0 million, or 48.5% of net sales, for the year ended December 31, 2004. The increase in cost of goods sold as a percentage of net sales was due to an increase in material costs resulting from inflation and reimbursement related factors.

Selling, General and Administrative.  Selling, general and administrative expenses for the year ended December 31, 2005 totaled $219.5 million, or 38.0% of net sales, which was $0.8 million, or 0.4%, higher than the prior year amount of $218.7 million, or 38.4% of net sales. The increase in selling, general and administrative expenses was primarily due to (i) $5.1 million in labor costs as a result of the annual rate changes and increased healthcare insurance costs; (ii) $1.9 million in other expenses including rent and occupancy and other professional fees; and (iii) $1.7 million in expenditures to support growth initiatives including Linkia and IN, Inc., offset by a $7.9 million reduction in bonus expense.

Depreciation and Amortization.  Depreciation and amortization for the year ended December 31, 2005 amounted to $13.9 million, a 3.0% increase in such costs from $13.5 million for the year ended December 31, 2004. The increase in depreciation and amortization is the result of $3.4 million of leasehold improvements, $2.4 million of computer hardware and $1.9 million of software costs being placed in service during the year. These additions contributed $0.2 million, $0.2 million and $0.1 million, respectively, to the increase in depreciation and amortization. The computer hardware and software costs resulted from several IT initiatives as well as the rollout of the Insignia technology.

Other Charges.  Other charges for the year ended December 31, 2004 amounted to an expense of $45.8 million and represents the goodwill impairment charge that was triggered by the decline in fair value of our stock during the third quarter. There were no unusual charges in 2005.

Income from Operations.  Principally as a result of the above, income from operations for the year ended December 31, 2005 was $61.3 million compared to $14.7 million for the year ended December 31, 2004. Income from operations as a percentage of net sales increased by 8.0% to 10.6% for the year ended December 31, 2005 from 2.6% for the year ended December 31, 2004.

Interest Expense.  Interest expense for the year ended December 31, 2005 was $37.1 million, an increase of $2.5 million from the $34.6 million incurred in 2004. The increase in interest expense was attributable to higher interest rates on our revolving credit facility and term loan.

Income Taxes.  The provision for income taxes for the year ended December 31, 2005 was $6.4 million, or 26.4% of pretax income, compared to $3.6 million, or 18.0% of pretax loss, for the year ended

December 31, 2004. The year ended December 31, 2005 was favorably impacted by $3.7 million of previously reserved state net operating loss carryforwards, net of certain discrete tax items, while 2004 was impacted by the partial tax deductibility of the goodwill impairment charge.

Net Income.  As a result of the above, we recorded net income of $17.8 million for the year ended December 31, 2005, compared to a net loss of $23.4 million in the prior year.

Year ended December 31, 2004 compared with the year ended December 31, 2003

Net Sales.  Net sales for the year ended December 31, 2004 were $568.7 million, an increase of $20.8 million, or 3.8%, versus net sales of $547.9 million for the year ended December 31, 2003. The net sales growth was primarily the result of $24.6 million in net sales from newly acquired practices and a $4.7 million, or 13.2%, increase in outside sales of the distribution segment, offset by a 1.7% decrease in same-center sales at the patient-care segment. The decrease in same-center sales was principally the result of a combination of the freeze on Medicare reimbursement, reductions in Medicaid coverage and reduced reimbursement from private payors. The increase in outside sales by our distribution segment was principally the result of the introduction of new products to existing external customers.

Cost of Goods Sold.  Cost of goods sold for the year ended December 31, 2004 was $276.0 million, an increase of $17.6 million, or 6.8%, over cost of goods sold of $258.4 million for the year ended December 31, 2003. The increase was the result of increased labor costs at our patient-care centers segment. Cost of goods sold as a percentage of net sales increased to 48.5% in 2004 from 47.2% in 2003.

Selling, General and Administrative.  Selling, general and administrative expenses for the year ended December 31, 2004 totaled $218.7 million, or 38.4% of net sales, which was $23.2 million, or 11.9%, higher than the prior year amount of $195.5 million, or 35.6% of net sales. The increase in selling, general and administrative expenses was primarily due to (i) $5.6 million in selling, general and administrative expenses attributable to 2004 acquisitions; (ii) $4.4 million in labor and benefit costs, including the expansion of the marketing and internal audit functions and increased healthcare costs; (iii) $2.9 million in professional fees and outsourced labor due to compliance costs related to internal controls requirements imposed by Section 404 of the Sarbanes-Oxley Act; (iv) $2.8 million of costs related to the ongoing development of Linkia and IN, Inc.; (v) $2.5 million from annual increases in rent and occupancy costs; (vi) $1.9 million in selling and advertising costs; (vii) $1.3 million in cost of liability insurance; (viii) $1.0 million related to the West Hempstead investigation; and (ix) $2.7 million in other operating expenses, offset by a $1.9 million decrease in bad debt expense.

Depreciation and Amortization.  Depreciation and amortization for the year ended December 31, 2004 amounted to $13.5 million, a 26.2% increase in such costs versus $10.7 million for the year ended December 31, 2003. The increase in depreciation and amortization is a result of $6.5 million of computer hardware and $4.4 million of software costs being placed in service during the year. These hardware and software costs resulted from several IT initiatives including the rollout of OPS-compatible hardware and Insignia hardware and software.

Other Charges.  Other charges for the year ended December 31, 2004, amounted to an expense of $45.8 million compared to income of $0.2 million in 2003. The 2004 expense represents the goodwill impairment charge that was triggered by the decline in fair value of our stock during the third quarter. The 2003 amount corresponded to a reduction of restructuring accrual, as discussed below in “Restructuring and Integration Costs.”

Income from Operations.  Principally as a result of the above, income from operations for the year ended December 31, 2004 was $14.7 million, a decrease of $68.8 million, or 82.4%, from the year ended December 31, 2003. Income from operations as a percentage of net sales decreased by 12.6% to 2.6% for the year ended December 31, 2004 from 15.2% for the year ended December 31, 2003.

Interest Expense.  Interest expense for the year ended December 31, 2004 was $34.6 million, a decrease of $1.7 million from the $36.3 million incurred in 2003. The decrease in interest expense was primarily attributable to the refinancing of $144.4 million aggregate principal amount of our 11 1/4% Senior Subordinated Notes due 2009 with a variable rate term loan during the fourth quarter of 2003.

Income Taxes.  The provision for income taxes for the year ended December 31, 2004 was $3.6 million compared to $11.5 million for the year ended December 31, 2003. The decrease in the income tax provision was primarily due to decreased taxable earnings in 2004.

Net Income.  As a result of the above, we recorded a net loss of $23.4 million for the year ended December 31, 2004, compared to net income of $15.6 million in the prior year.

Restructuring and Integration Costs

The following summarizes the components of the restructuring reserve and the remaining balances:

		Lease
	Employee	Termination	Total
	Severance	and Other	Restructuring
	Costs	Exit Costs	Reserve
	(in thousands)

2001 Restructuring Reserve
Balance at December 31, 2003	$—	$377	$377
Spending	—	(123)	(123)

Balance at December 31, 2004	—	254	254
Spending	—	(34)	(34)

Balance at December 31, 2005	—	220	220
Spending	—	(64)	(64)

Balance at March 31, 2006	—	156	156
2004 Restructuring Reserve
Balance at December 31, 2003	—	—	—
Restructuring liability	139	550	689
Spending	(110)	(152)	(262)

Balance at December 31, 2004	29	398	427
Spending	(29)	(237)	(266)

Balance at December 31, 2005	—	161	161
Spending	—	(31)	(31)

Balance at March 31, 2006	—	130	130

2001 and 2004 Restructuring Reserves	$—	$286	$286

2001 Restructuring Reserve

During 2001, as a result of the initiatives associated with our performance improvement plan developed in conjunction with AlixPartners, LLC (formerly Jay Alix & Associates, Inc.), we recorded approximately $4.5 million in restructuring and asset impairment costs. The plan called for the closure of certain facilities and the termination of approximately 135 employees.

As of December 31, 2002, all properties had been vacated, all of the employees had been terminated and all corresponding payments under the severance initiative had been made. As of March 31, 2006, the remaining reserve of $0.2 million is adequate to provide for the lease costs which are expected to be paid through October 2012.

2004 Restructuring Reserve

During the first quarter of 2004, we adopted a restructuring plan as a result of acquiring an O&P company. The restructuring plan includes estimated expenses of $0.7 million related to the closure/merger of nine facilities and the payment of severance costs to 20 terminated employees.

As of December 31, 2005, all of the nine patient-care centers had been closed/merged and approximately $0.3 million in lease costs were paid, and the employment of 11 employees had been terminated and $0.1 million of severance payments had been paid. During 2005, we reversed the remaining balance of restructuring accrual related to severance payments as a result of the associated employees continuing their employment with us. Approximately $0.1 million of lease payments are expected to be paid through April 2008.

Financial Condition, Liquidity and Capital Resources

Our working capital at March 31, 2006 was $152.9 million compared to $135.6 million at December 31, 2005. Working capital increased principally as a result of the payment of year-end incentive compensation and interest on the senior notes and the revolving credit facility which is payable semi-annually and quarterly, respectively. Days sales outstanding (“DSO”), which is the number of days between the billing for our O&P services and the date of our receipt of payment thereof, for the three months ended March 31, 2006, decreased to 59 days, compared to 65 days for the same period last year. The decrease in DSO is due to a continued effort at our patient-care centers to target collections as well as the implementation of electronic billing. Our ratio of current assets to current liabilities was 4.0 to 1 at March 31, 2006 compared to 3.1 to 1 at December 31, 2005. At March 31, 2006, availability under our revolving credit facility was $40.3 million, net of $2.2 million of standby letters of credit.

Net cash used in operating activities for the three months ended March 31, 2006 was $12.8 million, compared to $19.9 million for the three months ended March 31, 2005. During the first quarter of 2006, operating cash flows were impacted by the payout of incentive compensation and scheduled interest payments. The use of cash was funded by draws on our revolving credit facility.

Net cash used in investing activities was $2.7 million for the three months ended March 31, 2006, versus $2.5 million for the same period in the prior year. Cash used in investing activities was principally related to the purchase of computer related assets and leasehold improvements.

Net cash provided by financing activities was $13.7 million for the three months ended March 31, 2006, compared to $22.3 million for the three months ended March 31, 2005. The decrease in cash provided by financing activities was primarily due to decreased borrowings under the revolving credit facility. Borrowings under the revolving credit facility were used primarily to fund the payout of incentive compensation and the purchases of fixed assets.

On May 26, 2006, we issued $175.0 million aggregate principal amount of the notes in a private placement exempt from registration under the Securities Act of 1933, as amended. We also entered into a new $75.0 million senior secured revolving credit facility, a new $230.0 million term loan and issued $50 million in aggregate principal liquidation preference of our Series A Convertible Preferred Stock. The proceeds from these transactions were used to repay our prior term loan and amounts outstanding under our prior revolving credit facility, repurchase our outstanding 10 3/8% Senior Notes due 2009 and 11 1/4% Senior Subordinated Notes due 2009, redeem our 7% redeemable preferred stock and pay related tender premiums, fees and expenses.

The new senior credit facility, which is provided by a syndicate of banks and other financial institutions led by Lehman Brothers and Citigroup, is a senior secured five-year revolving credit facility providing for loans of up to $75.0 million and a seven-year term loan facility in the amount of $230.0 million. Borrowings under the new revolving credit facility bear interest, at our option, at an annual rate equal to LIBOR plus 2.75% or the Base Rate (as defined in the new credit facility) plus 1.75%, in each case, subject to adjustments based on financial performance. Borrowings under the new term loan facility bear interest, at our option, at an annual rate equal to LIBOR plus 2.50% or the Base Rate plus 1.50%. Our obligations under the new senior credit facility are guaranteed by our subsidiaries and are secured by a first priority perfected security interest in our subsidiaries’ shares, all of our assets and all of the assets of our subsidiaries. Borrowings under the new senior credit facility are prepayable at any time without premium or penalty. The new credit facility requires compliance with a minimum consolidated interest coverage ratio, a maximum total leverage ratio and maximum annual capital expenditures, as well as other restrictive and other covenants. The new senior credit facility contains customary events of default and is subject to various mandatory prepayments.

We believe that, based on current levels of operations and anticipated growth, our cash from operations, together with other available sources of liquidity, including borrowings available under the new senior credit facility, will be sufficient for the foreseeable future to fund anticipated capital expenditures and make required payments of principal and interest on our debt, including payments due on the notes and obligations under the new senior credit facility. In addition, we continually evaluate potential acquisitions and expect to fund such acquisitions from our available sources of liquidity, as discussed above.

For details regarding the refinancing and the terms of the notes and the new senior credit facility, see “Description of the 10 1/4% Senior Notes Due 2014” and “Description of Other Indebtedness and Preferred Stock — New Senior Credit Facility.”

Contractual Obligations and Commercial Commitments

The following table sets forth our contractual obligations and commercial commitments as of December 31, 2005:

	2006	2007	2008	2009	2010	Thereafter	Total
	(in thousands)

Long-term debt	$4,466	$4,584	$3,844	$363,539	$211	$182	$376,826
Interest payments on long-term debt	35,528	35,213	34,907	20,399	19	8	126,074
Operating leases	26,031	20,299	15,842	10,861	4,887	4,189	82,109
Capital leases	150	144	65	13	—	—	372
Other long-term obligations(1)	1,217	416	232	276	12,744	720	15,605

Total contractual cash obligations	$67,392	$60,656	$54,890	$395,088	$17,861	$5,099	$600,986

(1)	Other long-term obligations consist primarily of amounts related to our Supplemental Executive Retirement Plan, earnout payments and payments under the restructuring plans.

Supplemental Executive Retirement Plan

In 2004, we implemented an unfunded noncontributory defined benefit plan that covers certain of our senior executives. We have engaged an actuary to calculate the benefit obligation and net benefits cost at December 31, 2005; and have utilized the actuarial calculation as a basis for our benefit obligation liability.

The following weighted average assumptions were used to determine the benefit obligation and net benefit cost at the date indicated:

	December 31,		March 31,
	2004	2005	2006

Discount rate	6.0%	5.5%	5.5%
Average rate of increase in compensation	3.0%	3.0%	3.0%

The discount rate at December 31, 2005 and March 31, 2006 of 5.5% represents a 50 basis point reduction from the 6.0% discount rate used at December 31, 2004. The updated rate was actuarially determined and represents an average of pension liability indices.

Future payments under the supplemental executive retirement plan as of March 31, 2006 are as follows:

(in thousands)

2006	$—
2007	—
2008	—
2009	—
2010	512
Thereafter	6,161

$6,673

Off-Balance Sheet Arrangements

We were party to a supply agreement and escrow arrangement with Seattle Systems (formerly USMC) under which we committed to make annual purchases of at least $9.0 million during the years 2004 and 2005. Concurrently, $1.0 million was placed in escrow, to be released ratably over the agreement’s term upon fulfillment of our minimum annual purchases. If we had not made such minimum annual purchases, $0.5 million of escrow would have been released, each year, to Seattle Systems.

As of December 31, 2005, the purchase commitment had been fully met, all escrows had been released and we had no further future obligation to Seattle Systems.

DESCRIPTION OF THE 10 1/4% SENIOR NOTES DUE 2014

We issued the notes under an indenture among us, the subsidiary guarantors and Wilmington Trust Company, as trustee, in a private transaction that is not subject to the registration requirements of the Securities Act. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The registration rights agreement referred to under the heading “— Registration Rights; Additional Interest” sets forth rights you have to require us to make this offer to exchange your notes for identical notes registered with the SEC.

The indenture for the outstanding notes will also govern the exchange notes. In connection with the issuance of the outstanding notes, we entered into a registration rights agreement in which we agreed to deliver this prospectus to you and use our commercially reasonable efforts to complete the exchange offer of exchange notes for outstanding notes or file or cause to become effective a registration statement covering the resale of the outstanding notes.

The following description is a summary of the material provisions of the indenture and the registration rights agreement and references to the “notes” refers to both the outstanding notes and the exchange notes, unless specifically stated otherwise. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement are available as set forth below under “— Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture. In this Description of the 10 1/4% Senior Notes due 2014, “we,” “us” and “our” refer only to Hanger Orthopedic Group, Inc. and not to any of its subsidiaries.

The registered Holder of a note will be treated as its owner of for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the Notes and the Guarantees

The Notes

The notes are:

•	our general unsecured obligations;

•	senior in right of payment to all of our existing and any future subordinated Indebtedness;

•	pari passu in right of payment with all of our existing and any future unsecured subordinated Indebtedness that it not by its terms expressly subordinated to the notes;

•	effectively junior in right of payment to our existing and future secured Indebtedness, including Indebtedness under the Credit Agreement, to the extent of the value of the collateral securing that Indebtedness; and

•	unconditionally guaranteed by all of our existing and future Domestic Subsidiaries.

The Subsidiary Guarantees

Each subsidiary guarantee of the notes is:

•	a senior unsecured obligation of each Subsidiary Guarantor;

•	senior in right of payment to all existing and any future subordinated Indebtedness of that Subsidiary Guarantor;

•	pari passu in right of payment with all existing and any future Indebtedness of that Subsidiary Guarantor that is not by its terms expressly subordinated to its Subsidiary Guarantee of the notes; and

•	effectively junior in right of payment to the existing and future secured Indebtedness of that Subsidiary Guarantor, including the guarantee of our Credit Agreement, to the extent of the value of the collateral securing that Indebtedness.

As of the date of the indenture, all of our existing subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under “— Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not Guarantee the notes.

As of March 31, 2006, assuming the offering of the outstanding notes had been completed at that time, and giving effect to the application of the proceeds of the offering and the borrowings under the Credit Agreement, we would have had approximately $415.4 million of Indebtedness outstanding on a consolidated basis (including the notes), approximately $231.4 million of which would have been secured under the Credit Agreement.

Principal, Maturity and Interest

We initially issued $175.0 million in aggregate principal amount of notes. We may issue additional notes from time to time after this offering. Any offering of additional notes is subject to the “— Incurrence of Indebtedness and Issuance of Preferred Stock” covenant described below. Any additional notes will be identical in all respects to the notes offered hereby, except that additional notes will have different issuance dates and may have different issuance prices. The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. We will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on June 1, 2014.

Interest on the notes accrues at the rate of 10 1/4% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on December 1, 2006. We will make each interest payment to the Holders of record on the immediately preceding May 15 and November 15.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

We will also pay Additional Interest, as defined below, to Holders if the registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied. This additional interest provision is more fully explained under “— Registration Rights; Additional Interest.”

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to us, we will pay all principal, interest and premium and additional interest under the registration rights agreement (“Additional Interest”), if any, on that Holder’s notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless we elect to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The trustee acts as paying agent and registrar. We may change the paying agent or registrar without prior notice to the Holders of the notes, and we or any of our Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

The notes are Guaranteed by each of our current and future Domestic Subsidiaries on a senior unsecured basis. These Subsidiary Guarantees will be joint and several obligations of the Subsidiary Guarantors. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee is limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law, after giving effect to all other obligations of that Subsidiary Guarantor including its guarantee of all obligations under the Credit Agreement. If a Subsidiary Guarantee were to be rendered voidable, it could be subordinated by a court to all other debt, including Guarantees and contingent liabilities, of the applicable Subsidiary Guarantor and, depending on the amount of such debt, a Subsidiary Guarantor’s liability in respect of its Subsidiary Guarantee could be reduced to zero. See “Risk Factors — Risks Related to the Notes — Federal and state statutes allow courts, under specific circumstances, to void subsidiary guarantees and require note holders to return payments received from subsidiary guarantors.”

A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than us or another Subsidiary Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Subsidiary Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture and other documents satisfactory to the trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of the indenture relating to Asset Sales.

The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

(1) in connection with (a) any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of ours, if the sale or other disposition complies with the provisions of the indenture relating to Asset Sales or (b) any sale of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of ours, if the sale complies with the provisions of the indenture relating to Asset Sales, in each case as provided below under the caption “— Repurchase at the Option of Holders — Asset Sales”;

(2) if we designate any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(3) upon Legal Defeasance or Covenant Defeasance as provided below under the caption “— Legal Defeasance and Covenant Defeasance” and upon a discharge of the indenture as provided under the caption “— Satisfaction and Discharge.”

Optional Redemption

On or prior to June 1, 2009, we may on one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 110.250% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of any Qualified Equity Offering; provided that:

(1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by us and our Subsidiaries); and

(2) the redemption occurs within 90 days of the date of the closing of such Qualified Equity Offering.

Except pursuant to the preceding paragraph, the notes will not be redeemable at our option prior to June 1, 2010.

On or after June 1, 2010, we may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

Year	Percentage

2010	105.125%
2011	102.563%
2012 and thereafter	100.000%

Mandatory Redemption

We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of notes will have the right to require us to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s notes pursuant to a Change of Control offer on the terms set forth in the indenture. In the Change of Control offer, we will offer a Change of Control payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the notes repurchased, to the date of purchase. Subject to compliance with the provisions of the third succeeding paragraph, within ten days following any Change of Control, we will mail a notice to the trustee and each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the indenture by virtue of such conflict.

On the Change of Control payment date, we will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control offer;

(2) deposit with the paying agent an amount equal to the Change of Control payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

Prior to complying with any of the provisions of this “Change of Control” covenant, but in any event within 90 days following a Change of Control, we will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. We will publicly announce the results of the Change of Control offer on or as soon as practicable after the Change of Control payment date.

The provisions described above that require us to make a Change of Control offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

We will not be required to make a Change of Control offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control offer made by us and purchases all notes properly tendered and not withdrawn under the Change of Control offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and the properties or assets of our Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) we (or the Restricted Subsidiary, as the case may be) receive consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold, leased, transferred, conveyed or otherwise disposed of;

(2) the fair market value, if greater than $2.0 million, is determined by our Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officer’s certificate delivered to the trustee; and

(3) at least 75% of the consideration received in the Asset Sale by us or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets.

For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities of ours or any of our Restricted Subsidiaries, as shown on our or such Restricted Subsidiary’s most recent balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Restricted Subsidiary’s Subsidiary Guarantee), that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases us or such Restricted Subsidiary from further liability; and

(b) any securities, notes or other obligations received by us or any such Restricted Subsidiary from such transferee that are converted by us or such Restricted Subsidiary into cash within 90 days of the consummation of such Asset Sale (subject to ordinary settlement periods), to the extent of the cash received in that conversion.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, we may apply those Net Proceeds at our option:

(1) to repay Senior Debt;

(2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business; or

(3) to acquire other long-term assets that are used or useful in a Permitted Business.

In the case of each of clauses (2) and (3) above, the entry into a definitive agreement to acquire such assets within 365 days after the receipt of any Net Proceeds from an Asset Sale shall be treated as a permitted application of the Net Proceeds from the date of such agreement so long as the Company or such Restricted Subsidiary enters into such agreement with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 455 days of the date of the receipt of such Net Proceeds and such Net Proceeds are actually so applied within such period.

Pending the final application of any Net Proceeds, we may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $5.0 million, we will make an Asset Sale offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale offer will be equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale offer, we may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased as described below under “— Selection and Notice.” Upon completion of each Asset Sale offer, the amount of Excess Proceeds will be reset at zero.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

Selection and Notice

If less than all of the notes are to be redeemed or purchased at any time, the trustee will select notes for redemption or purchase as follows:

(1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

Restricted Payments

We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of our or any of our Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving us or any of our Restricted Subsidiaries) or to the direct or indirect holders of our or any of our Restricted Subsidiaries’ Equity Interests in their capacity as such (in each case other than dividends or distributions payable in our or any of our Restricted Subsidiaries’ Equity Interests (other than Disqualified Stock) or to us or any of our Restricted Subsidiaries);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving us or any of our Restricted Subsidiaries) any of our or our Restricted Subsidiaries’ Equity Interests (in each case other than any of our Restricted Subsidiaries’ Equity Interests owned by us or another Restricted Subsidiary);

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any of our or our Restricted Subsidiaries’ Subordinated Indebtedness (other than Subordinated Indebtedness owed to us or any of our Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(2) we would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by us and our Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4) and (6) of the next paragraph), is less than the sum, without duplication, of:

(A) 50% of our Consolidated Net Income for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B) 100% of the aggregate net cash proceeds or the fair value (as determined in good faith by the Board of Directors) of property or assets received by us since the date of the indenture as a contribution to our common equity capital or from the issue or sale of our Equity Interests (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of ours that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of ours), plus

(C) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(D) to the extent that any of our Unrestricted Subsidiaries is redesignated as a Restricted Subsidiary after the issue date, the lesser of (i) the fair market value of our Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

So long as no Default has occurred and is continuing or would be caused thereby (except with respect to clause (6) below), the preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any of our or any of our Restricted Subsidiaries’ Subordinated Indebtedness or of any of our Equity Interests in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to any of our Restricted Subsidiaries) of, our Equity Interests (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(B) of the preceding paragraph;

(3) the defeasance, redemption, repurchase or other acquisition of our Subordinated Indebtedness or Subordinated Indebtedness of any of our Restricted Subsidiaries with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4) the redemption, repurchase or other acquisition of our Existing Preferred Stock;

(5) the repurchase, redemption or other acquisition or retirement for value of any of our Equity Interests held by any member of our (or any of our Restricted Subsidiaries’) management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1,000,000 in any twelve-month period;

(6) in the case of a Subsidiary, the payment of dividends (or in the case of any partnership or limited liability company, any similar distribution) to the holders of its Capital Stock on a pro rata basis;

(7) the purchase, redemption, defeasance or other acquisition or retirement for value of any Seller Notes incurred under clause (10) of the definition of Permitted Debt or existing on the date of the indenture; provided that we would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(8) other Restricted Payments in an aggregate amount since the issue date not to exceed $15.0 million.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s), property or securities proposed to be transferred or issued by us or such

Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by our Board of Directors whose resolutions with respect thereto will be delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, we will deliver to the trustee an officers’ certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and we will not issue any Disqualified Stock and will not permit any of our Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that we may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any of our Subsidiary Guarantors may incur Indebtedness, if the Fixed Charge Coverage Ratio for our most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four- quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) our incurrence of additional Indebtedness and letters of credit under one or more Credit Facilities and Guarantees thereof by the Subsidiary Guarantors; provided that the aggregate principal amount of all Indebtedness of ours and our Restricted Subsidiaries incurred pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of us and our Restricted Subsidiaries thereunder) does not exceed an amount equal to $305.0 million;

(2) the incurrence by us and our Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by us and any Subsidiary Guarantor of Indebtedness represented by the notes and the Subsidiary Guarantees to be issued on the date of the indenture (and any notes and Guarantees issued in exchange for the notes and Subsidiary Guarantees pursuant to the registration rights agreement);

(4) the incurrence by us or any of our Subsidiary Guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in our business or the business of such Subsidiary Guarantor, in an aggregate principal amount, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $10.0 million at any time outstanding;

(5) the incurrence by us or any of our Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (2) or (3) of this paragraph;

(6) the incurrence by us or any of our Restricted Subsidiaries of intercompany Indebtedness owed to us or any of the Subsidiary Guarantors; provided, however, that:

(a) if we are the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes;

(b) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of such Subsidiary Guarantor’s Subsidiary Guarantee; and

(c) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than us or a Subsidiary Guarantor and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either us or a Subsidiary Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by us or such Subsidiary Guarantor, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by us or any of our Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding in connection with the conduct of our respective businesses and not for speculative purposes);

(8) the guarantee by us or any of the Subsidiary Guarantors of our Indebtedness or Indebtedness of one of our Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant;

(9) the incurrence by our Unrestricted Subsidiaries of Non-recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to be an incurrence of Indebtedness by a Subsidiary of ours that was not permitted by this clause (9);

(10) the incurrence by us or any of our Restricted Subsidiaries of any Indebtedness under Seller Notes, not to exceed $30.0 million in the aggregate at any one time outstanding, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10); and

(11) the incurrence by us or any of our Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed $30.0 million (which amount may be incurred, in whole or in part, under any of the Credit Facilities); provided that no more than $10.0 million shall be incurred by a Restricted Subsidiary that is not a Subsidiary Guarantor.

For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above as of the date of incurrence thereof or is entitled to be incurred pursuant to the first paragraph of this covenant, we shall, in our sole discretion, at the time the proposed Indebtedness is incurred, (x) classify all or a portion of that item of Indebtedness on the date of its incurrence under either the first paragraph of this covenant or under any category of Permitted Debt, (y) reclassify at a later date all or a portion of that or any other item of Indebtedness as being or having been incurred in any manner that complies with this covenant and (z) elect to comply with this covenant and the applicable definitions in any order; provided, however, that Indebtedness incurred pursuant to the Credit Agreement on the date of the indenture shall be treated as incurred pursuant to clause (1) of the definition of Permitted Debt.

We will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of ours and not subordinate or junior in right of payment to the notes; provided, however, that no Indebtedness of ours will be deemed to be contractually subordinated in right of payment solely by virtue of being unsecured. No Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Subsidiary Guarantor and not subordinate or junior in right of payment to such Subsidiary Guarantor’s Subsidiary Guarantee; provided, however, that no Indebtedness of a Subsidiary Guarantor will be deemed to be contractually subordinated in right of payment solely by virtue of being unsecured.

Liens

We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired or any proceeds therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the notes and related Subsidiary Guarantees are secured by a Lien on such property (including Capital Stock of a Restricted Subsidiary), assets, proceeds, income or profit that is senior in priority to such Liens; and

(2) in the case of Liens securing Senior Debt, the notes and related Subsidiary Guarantees are equally and ratably secured on such property (including Capital Stock of a Restricted Subsidiary), assets, proceeds, income or profit.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock to us or any of our Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to us or any other of our Restricted Subsidiaries;

(2) make any loans or advances to us or any other of our Restricted Subsidiaries; or

(3) transfer any of its properties or assets to us or any other of our Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements as in effect on the date of the indenture or subsequent agreements relating to our Indebtedness or Indebtedness of any Subsidiary Guarantor and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2) the indenture, the notes and the Subsidiary Guarantees;

(3) applicable law;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by us or any of our Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the “— Liens” covenant that limit the right of the debtor to dispose of the assets subject to such Liens; and

(10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

Issuances and Sales of Capital Stock of Restricted Subsidiaries

We (a) will not, and will not permit any of our Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any of our Restricted Subsidiaries to any Person (other than to us or another Restricted Subsidiary of ours), unless (i) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Restricted Subsidiary, and (ii) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions described above under “— Repurchase at the Option of Holders — Asset Sales”; provided that this clause (a) shall not apply to any pledge of Capital Stock of any Restricted Subsidiary of ours securing Indebtedness under Credit Facilities, including the Credit Agreement, or any exercise of remedies in connection therewith, and (b) will not permit any Restricted Subsidiary of ours to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person other than us or another Restricted Subsidiary of ours.

Merger, Consolidation or Sale of Assets

We may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not we are the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties or assets and the properties or assets of our Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(a) either: (x) we are the surviving corporation; or (y) the Person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(b) the Person formed by or surviving any such consolidation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee;

(c) immediately after such transaction no Default or Event of Default exists; and

(d) we or the Person formed by or surviving any such consolidation or merger (if other than us), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the “— Incurrence of Indebtedness and Issuance of Preferred Stock” covenant or (ii) our Fixed Charge Coverage Ratio, or the Person formed by or surviving any such consolidation or merger (if other than us), shall not be less than our Fixed Charge Coverage Ratio immediately prior to such transaction or series of transactions.

In addition, we may not, directly or indirectly, lease all or substantially all of our properties or assets, in one or more related transactions, to any other Person.

The Person formed by or surviving any consolidation or merger (if other than us) will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture, but, in the case of a lease of all or substantially all our assets, we will not be released from the obligation to pay the principal of and interest on the notes.

Designation of Restricted and Unrestricted Subsidiaries

Our Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by us and our Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the “— Restricted Payments” covenant or Permitted Investments, as determined by us. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Our Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Transactions with Affiliates

We will not, and will not permit any of our Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of our or our Restricted Subsidiaries’ respective properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to us or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiary with an unrelated Person; and

(2) we deliver to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of our Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of our Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, related trust agreement or any other similar arrangement entered into by us or any of our Restricted Subsidiaries in the ordinary course of business;

(2) transactions between or among us and/or our Restricted Subsidiaries;

(3) transactions with a Person that is an Affiliate of ours solely because we own an Equity Interest in such Person;

(4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of ours and indemnification costs permitted by our organizational documents for the benefit of directors, officers and employees in the ordinary course of business;

(5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of ours;

(6) Permitted Investments or Restricted Payments that are permitted by the “— Restricted Payments” covenant; and

(7) any agreement (including any certificate of designations relating to Capital Stock) as in effect as of the date of the indenture or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the date of the indenture.

Additional Subsidiary Guarantees

If we or any of our Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture, then that newly acquired or created Domestic Subsidiary will execute and deliver to the trustee a supplemental indenture providing for a Subsidiary Guarantee and deliver an opinion of counsel satisfactory to the trustee within 10 business days of the date on which it was acquired or created; provided, however, that the foregoing shall not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries.

Sale and Leaseback Transactions

We will not, and will not permit any of our Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that we or any Subsidiary Guarantor may enter into a sale and leaseback transaction if:

(1) we or that Subsidiary Guarantor could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the “— Incurrence of Indebtedness and Issuance of Preferred Stock” covenant and (b) incurred a Lien to secure such Indebtedness pursuant to the “— Liens” covenant;

(2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by our Board of Directors and set forth in an officers’ certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

(3) the transfer of assets in that sale and leaseback transaction is permitted by, and we apply the proceeds of such transaction in compliance with, the “— Asset Sales” covenant.

Business Activities

We will not, and will not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to us and our Subsidiaries taken as a whole.

Payments for Consent

We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the SEC, so long as any notes are outstanding, we will furnish to the Holders of notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such Forms, including a

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports.

We will be deemed to have furnished such reports to the trustee and the Holders if we have filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

If we have designated any of our Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of us and our Restricted Subsidiaries separate from the financial condition and results of operations of our Unrestricted Subsidiaries.

In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the SEC, we will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, we and the Subsidiary Guarantors have agreed that, for so long as any notes remain outstanding, we will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the notes;

(2) default in payment when due of the principal of or premium, if any, on the notes;

(3) failure by us or any of our Restricted Subsidiaries to comply with the “— Restricted Payments,” “— Incurrence of Indebtedness and Issuance of Preferred Stock” or “— Merger, Consolidation or Sale of Assets” covenants;

(4) failure by us or any of our Restricted Subsidiaries for 30 days after notice to comply with the provisions described under the headings “— Repurchase at the Option of Holders — Asset Sales” or “— Repurchase at the Option of Holders — Change of Control”;

(5) failure by us or any of our Restricted Subsidiaries for 60 days after notice to comply with any other covenant or agreement in the indenture or the notes;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Restricted Subsidiaries (or the payment of which is guaranteed by us or any of our Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay any scheduled installment of principal on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default

(a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(7) failure by us or any of our Restricted Subsidiaries to pay final judgments (to the extent not covered by insurance) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

(8) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(9) certain events of bankruptcy or insolvency described in the indenture with respect to us or any of our Restricted Subsidiaries.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to us, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Additional Interest.

The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the notes.

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by us or on our behalf with the intention of avoiding payment of the premium that we would have had to pay if we then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to June 1, 2010, by reason of any willful action (or inaction) taken (or not taken) by us or on our behalf with the intention of avoiding the prohibition on redemption of the notes prior to June 1, 2010, then the premium specified in the indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, we are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of ours or of any Subsidiary Guarantor, as such, will have any liability for any obligations of ours or of the Subsidiary Guarantors under the notes, the indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability.

The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

We may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding notes and all obligations of the Subsidiary Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such notes when such payments are due from the trust referred to below;

(2) our obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and our and the Subsidiary Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

In addition, we may, at our option and at any time, elect to have our obligations and the obligations of the Subsidiary Guarantors released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and we must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (including, without limitation, the Credit

Agreement, but excluding the indenture) to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

(6) we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the Holders of notes over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

(7) we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

(1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes;

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the notes;

(7) waive a redemption payment with respect to any note; or

(8) make any change in the preceding amendment and waiver provisions.

Without the consent of at least two-thirds in aggregate principal amount of the notes then outstanding, an amendment or waiver may not:

(1) make any change in the provisions of the indenture described above under the heading “— Repurchase at the Option of Holders”; or

(2) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture.

Notwithstanding the preceding, without the consent of any Holder of notes, we, the Subsidiary Guarantors and the trustee may amend or supplement the indenture or the notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption by a successor corporation of our obligations under the indenture in the case of a merger or consolidation or sale of all or substantially all of our assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder;

(5) to make any change to comply with any requirement of the SEC in order to effect or maintain the qualification of the indenture under the Trust indenture Act;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon us or any Subsidiary Guarantor;

(7) to add a Subsidiary Guarantor under the indenture; or

(8) to conform the text of the indenture, the Subsidiary Guarantees or the notes to any provision of this “Description of the 10 1/4% Senior Notes due 2014” to the extent that such provision in this “Description of the 10 1/4% Senior Notes due 2014” was intended to be a verbatim recitation of a provision of the indenture, Subsidiary Guarantee or the notes.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or any Subsidiary Guarantor is a party or by which we or any Subsidiary Guarantor is bound;

(3) we have paid or caused to be paid all sums payable by us under the indenture; and

(4) we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money and/or non-callable Government Securities toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of ours or of any Subsidiary Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue or (iii) resign.

The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to us at the address set forth in “Where You Can Find More Information; Incorporation of Documents by Reference.”

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Ares” means Ares Management LLC or any of its Affiliates, any investment fund solely managed by any of them, or any Affiliate of any such investment fund.

“Asset Sale” means the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of us and our Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under “— Merger, Consolidation or Sale of Assets” and not by the provisions of the “— Asset Sales” covenant.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets or rights having a fair market value of less than $1.0 million;

(2) a transfer of assets or rights between or among us and our Restricted Subsidiaries or between or among our Restricted Subsidiaries;

(3) the sale, lease or other disposition of equipment, inventory, accounts receivable or other assets or rights in the ordinary course of business; and

(4) a Restricted Payment or Permitted Investment that is permitted by the “Restricted Payments” covenant.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, any and all shares, including common stock and preferred stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of our assets to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture), other than to a Permitted Holder;

(2) the approval by the holders of our Capital Stock of any plan or proposal for the liquidation or dissolution of us (whether or not otherwise in compliance with the provisions of the indenture);

(3) any Person or Group other than the Permitted Holder shall be or become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by our issued and outstanding Capital Stock;

(4) the replacement of a majority of our Board of Directors over a two-year period from the directors who constituted our Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or

(5) we consolidate with, or merge with or into, any Person other than a Permitted Holder, or any Person, other than a Permitted Holder, consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of goodwill, financing costs and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5) any expenses or charges related to any public or private sale of Capital Stock of the Company, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under the indenture (in each case whether or not consummated) or to the Transactions and, in each case, deducted in such period in computing Consolidated Net Income; plus

(6) the amount of any non-recurring restructuring charges or reserves deducted in such period in computing Consolidated Net Income, including any one-time, non-recurring costs incurred in connection with the closure and/or consolidation of facilities; plus

(7) any other non-cash charges, including any write off or write downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Cash Flow to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period and the reversal of any accrual of, or cash reserve for, anticipated charges in any period where such accrual or reserve is no longer required); minus

(8) any non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) the write-off of any debt issuance costs incurred in connection with the Transactions will be excluded; and

(5) any non-cash impairment charges relating to goodwill on our balance sheet as of the date of the indenture resulting from the application of Statement of Financial Accounting Standards No. 142 (or any successor statement) will be excluded.

“Consolidated Secured Debt Ratio” as of any date of determination means, the ratio of (1) our Consolidated Total Indebtedness that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) our Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated Cash Flow as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money. Obligations in respect of Capital Lease Obligations and debt obligations evidenced by promissory notes and similar instruments and (2) the aggregate amount of all of our outstanding Disqualified Stock and all preferred stock of our Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or preferred stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock or preferred stock were purchased on the date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or preferred stock, such fair market value shall be determined reasonably and in good faith by us.

“Credit Agreement” means that certain Credit Agreement, dated as of the date of the indenture, by and among us, the Subsidiary Guarantors and Citicorp North America, Inc., as administrative agent, and the lenders party thereto, including any related notes, guarantees, security and collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restructured, restated or refinanced (including any agreement to extend the maturity thereof and adding additional borrowers or guarantors) from time to time under the same or any other agent, lender or group of lenders and including increasing the amount of available borrowings thereunder; provided that such increase is permitted by the “— Incurrence of Indebtedness and Issuance of Preferred Stock” covenant above.

“Credit Facilities” means one or more debt facilities or agreements (including, without limitation, the Credit Agreement) or commercial paper facilities or indentures, in each case with investment or commercial banks or other institutional lenders providing for, or acting as initial purchasers of, revolving credit loans, term loans, notes, debentures, securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, restated or refinanced (including any agreement to extend the maturity thereof and adding additional borrowers or guarantors) in whole or in part from time to time and including increasing the amount of available borrowings thereunder; provided that such increase is permitted by the “— Incurrence of Indebtedness and Issuance of Preferred Stock” covenant above.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require us to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that we may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the “— Restricted Payments” covenant.

“Domestic Subsidiary” means any Restricted Subsidiary of ours that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of ours.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Preferred Stock” means our 7% Redeemable Preferred Stock outstanding on the issue date.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Existing Indebtedness” means Indebtedness of us and our Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations); plus

(2) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(3) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or one of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four- quarter reference period; provided, however, that the Fixed Charges of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis will be computed based on the average daily balance of such Indebtedness during the four-quarter reference period and using the interest rate in effect at the end of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (calculated in accordance with Regulation S-X promulgated under the Securities Act) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

provided that whenever pro forma effect is to be given to an acquisition or a disposition, the amount of income or earnings related thereto (including the incurrence of any Indebtedness and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, regardless of whether those expense and cost reductions could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any regulation or policy of the SEC related thereto) shall be reasonably determined in good faith by one of our responsible senior financial or accounting officers.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

(3) foreign exchange contracts, currency swap agreements or other agreements or arrangements designed to protect such Person against fluctuations in currency values.

“Holder” means a Person in whose name a note is registered.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If we or any of our Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of ours such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of ours, we will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the “— Restricted Payments” covenant. The acquisition by us or any of our Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by us or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the “Restricted Payments” covenant.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by us or any of our Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-recourse Debt” means Indebtedness:

(1) as to which neither we nor any of our Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of ours or any of our Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to our stock or assets or the stock or assets of any of our Restricted Subsidiaries.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means the lines of business conducted by us and our Restricted Subsidiaries on the date of the indenture and the businesses reasonably related thereto within the healthcare products and services sector.

“Permitted Holder” means Ares unless Ares does not have a representative on our Board of Directors as a result of (x) the resignation by such representative without Ares nominating a replacement Ares designee, (y) the failure of the Ares representative (or a replacement nominee of Ares) to stand for election or (z) the failure of the Ares designee to be elected to our Board of Directors if Ares failed to vote in favor of such nominee; provided, however, that it shall not constitute a Change of Control under clause (3) or (5) under the definition of Change of Control solely because Ares ceases to be a Permitted Holder at a time when it owns in excess of 50% of the aggregate voting power represented by our issued and outstanding Capital Stock, unless Ares thereafter acquires beneficial ownership or voting control of one or more additional shares of our issued and outstanding Capital Stock.

“Permitted Investments” means:

(1) any Investment in us or in one of our Restricted Subsidiaries;

(2) any Investment in Cash Equivalents;

(3) loans and advances to employees and officers of us and our Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

(4) any Investment by us or any of our Restricted Subsidiaries in a Person, if as a result of such Investment:

(a) such Person becomes one of our Restricted Subsidiaries; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us or one of our Restricted Subsidiaries;

(5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under “— Repurchase at the Option of Holders — Asset Sales”;

(6) any acquisition of assets solely in exchange for the issuance of our Equity Interests (other than Disqualified Stock);

(7) any Investments received in compromise of obligations of such Persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(8) Hedging Obligations;

(9) Investments in Permitted Joint Ventures up to (i) $5.0 million in cash and Cash Equivalents and (ii) $15.0 million in assets, property or securities other than cash or Cash Equivalents; provided that, in the case of this clause (ii), at the time of such Investment and after giving pro forma effect thereto as if such Investment had been made at the beginning of the applicable four-quarter period, (A) we would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of “— Incurrence of Indebtedness and Issuance of Preferred Stock” or (B) our Fixed Charge Coverage Ratio would be no less than our Fixed Charge Coverage Ratio immediately prior to such Investment; and

(10) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, not to exceed $15.0 million.

“Permitted Joint Venture” means any joint venture that we or any Restricted Subsidiary is a party to that is engaged in a Permitted Business.

“Permitted Liens” means:

(1) Liens upon our property or the property of any of our Restricted Subsidiaries securing Indebtedness permitted to be incurred under clause (1) of the second paragraph of the covenant set forth under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) Liens in favor of us or the Subsidiary Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with us or any Subsidiary of ours; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with us or such Subsidiary;

(4) Liens on property existing at the time of acquisition of the property by us or any of our Subsidiaries; provided that such Liens were in existence prior to the contemplation of such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the “— Incurrence of Indebtedness and Issuance of Preferred Stock” covenant covering only the assets acquired with such Indebtedness;

(7) Liens existing on the date of the indenture;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers’ compensation, unemployment insurance or similar legislation;

(10) Liens imposed by law, such as carrier’s, supplier’s, workmen’s, warehousemen’s, landlord’s, materialmen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided, however, that any reserve or other appropriate provision as will be required to conform to GAAP will have been made for that reserve or provision;

(11) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with our business or assets or the business or assets of any of our Subsidiaries incurred in the ordinary course of business;

(12) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the indenture, secured by the same property securing the Hedging Obligations;

(13) Liens incurred by us or any Restricted Subsidiary of ours with respect to obligations that do not exceed $15.0 million at any one time outstanding; and

(14) Liens securing Obligations in respect of any Indebtedness that was permitted to be incurred under the covenant described under “— Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that at the time of incurrence of and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 2.50 to 1.00.

“Permitted Refinancing Indebtedness” means any Indebtedness of ours or any of our Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of ours or any of our Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by us or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualified Equity Offering” means any underwritten public or any private offering of our Capital Stock (excluding Disqualified Stock).

“Replacement Assets” means any properties or assets used or useful in a Permitted Business.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Seller Notes” means any unsecured Indebtedness of ours or any of our Restricted Subsidiaries payable to one or more sellers of any Person acquired by us or any Restricted Subsidiary of ours, incurred in connection with such acquisition and permitted by the terms of the indenture, and in each case subordinated in right of payment to the notes and the Subsidiary Guarantees.

“Senior Debt” means:

(1) all Indebtedness of ours or of any Subsidiary Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2) any other Indebtedness of ours or of any Subsidiary Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by us;

(2) any Indebtedness of ours to any of our Subsidiaries or other Affiliates (other than Credit Facilities under which an Affiliate is a lender);

(3) any trade payables; or

(4) the portion of any Indebtedness that is incurred in violation of the indenture.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the date of the indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means any Indebtedness (whether outstanding on the issue date or thereafter incurred) that is subordinated or junior in right of payment to the notes pursuant to a written agreement, executed by the Person to whom such Indebtedness is owed, to that effect.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means the Guarantee of our Obligations with respect to the notes on the terms set forth in the indenture by each of the Subsidiary Guarantors.

“Subsidiary Guarantors” means all of our current Domestic Subsidiaries and any other Person that executes a Subsidiary Guarantee in accordance with the provisions of the indenture described above under “— Additional Subsidiary Guarantees,” and their respective successors and assigns.

“Transactions” means the redemption of the Existing Preferred Stock; the purchase or redemption of the Company’s existing 10 3/8% Senior Notes due 2009 and 11 1/4% Senior Subordinated Notes due 2009; the

offering of the notes; the issuance of the Series A Convertible Preferred Stock of the Company pursuant to the Amended and Restated Preferred Stock Purchase Agreement dated as of May 25, 2006, among the Company and the purchasers signatory thereto and the entering into of the Credit Agreement.

“Unrestricted Subsidiary” means any Subsidiary of ours (or any successor to any of them) that is designated by our Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with us or any Restricted Subsidiary of ours unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to us or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of ours;

(3) is a Person with respect to which neither we nor any of our Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of ours or any of our Restricted Subsidiaries; and

(5) has at least one director on its Board of Directors that is not a director or executive officer of ours or any of our Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of ours or any of our Restricted Subsidiaries.

Any designation of a Subsidiary of ours as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the “— Restricted Payments” covenant. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of ours as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the “— Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, we will be in default of such covenant. Our Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by one of our Restricted Subsidiaries of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the “— Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; (2) no Default or Event of Default would be in existence following such designation; and (3) such Subsidiary executes and delivers to the trustee a supplemental indenture providing for a Subsidiary Guarantee.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Book-Entry, Delivery and Form

The notes were sold to qualified institutional buyers in reliance on Rule 144A (“Rule 144A Notes”).  Notes were sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”).  Except as set forth below, notes were issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

Rule 144A Notes are represented by one or more notes in registered, global form without interest coupons (collectively, the “144A Global Notes”). Regulation S Notes are represented by one or more notes in registered, global form without interest coupons (collectively, the “Regulation S Global Notes‘ and, together with the 144A Global Notes, the “Global Notes”). The Global Notes were deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the “Global Note Holder”), in each case for credit to an account of a direct or indirect participant in DTC as described below. Through and including July 5, 2006 (the “Restricted Period”), beneficial interests in the Regulation S Global Notes could be held only through the Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”) (as indirect participants in DTC), unless transferred to a person that takes delivery through a Rule 144A Global Note in accordance with the certification requirements described below. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below. See “— Exchanges Between Regulation S Notes and Rule 144A Notes.”

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Rule 144A Notes (including beneficial interests in the Rule 144A Notes) are subject to certain restrictions on transfer and bear a restrictive legend. Regulation S Notes also bear the legend. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Rule 144A Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium and Additional Interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, we and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we fail to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2) there has occurred and is continuing an Event of Default with respect to the notes; or

(3) we, in our sole discretion and subject to the procedures of DTC, determine that the Global Notes (in whole but not in part) should be exchanged for Certificated Notes and deliver a written notice to such effect to the Trustee.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Exchanges Between Regulation S Notes and Rule 144A Notes

Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if:

(1) such exchange occurs in connection with a transfer of the notes pursuant to Rule 144A; and

(2) the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that the notes are being transferred to a Person:

(a) who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A;

(b) purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and

(c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Beneficial interest in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

Transfers involving exchanges of beneficial interests between the Regulation S Global Notes and the Rule 144A Global Notes will be effected in DTC by means of an instruction originated by the trustee through the DTC Deposit/Withdrawal at Custodian System. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. We will make all payments of principal, interest and premium and Additional Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL Market® and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Registration Rights; Additional Interest

We, the Subsidiary Guarantors and the initial purchasers entered into a registration rights agreement on May 26, 2006. Pursuant to the registration rights agreement, we and the Subsidiary Guarantors agreed, at our expense, to file with the SEC a registration statement on the appropriate form under the Securities Act (the “Exchange Offer Registration Statement”) with respect to the registered offer to exchange the notes for new notes that will have terms substantially identical to the notes (except that such new notes will not contain terms with respect to transfer restrictions) (the “Exchange Notes”). Upon the effectiveness of the Exchange Offer Registration Statement, we and the Subsidiary Guarantors will offer to the Holders of Transfer Restricted Securities (as defined below) pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes.

If:

(1) we and the Subsidiary Guarantors are not

(a) required to file the Exchange Offer Registration Statement; or

(b) permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or

(2) any Holder of Transfer Restricted Securities notifies us prior to the 20th day following expiration of the Exchange Offer that:

(a) it is prohibited by law or SEC policy from participating in the Exchange Offer; or

(b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

(c) that it is a broker-dealer and owns notes acquired directly from us or an affiliate of ours,

then we and the Subsidiary Guarantors will file with the SEC a registration statement (the “Shelf Registration Statement”) to cover resales of the notes by the Holders of the notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

We and the Subsidiary Guarantors will use our respective commercially reasonable efforts to cause the applicable registration statement to be declared effective by the SEC as promptly as possible.

For purposes of the preceding, “Transfer Restricted Securities” means each note until:

(1) the date on which such note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer;

(2) following the exchange by a broker-dealer in the Exchange Offer of a note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

(3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

(4) the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.

The registration rights agreement provides that:

(1) we and the Subsidiary Guarantors will file an Exchange Offer Registration Statement with the SEC on or prior to 90 days after the closing of this offering;

(2) we and the Subsidiary Guarantors will use our respective commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 180 days after the closing of this offering;

(3) unless the Exchange Offer would not be permitted by applicable law or SEC policy, we and the Subsidiary Guarantors will

(a) commence the Exchange Offer; and

(b) use our respective commercially reasonable efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, Exchange Notes in exchange for all notes tendered prior thereto in the Exchange Offer; and

(4) if obligated to file the Shelf Registration Statement, we and the Subsidiary Guarantors will use our respective commercially reasonable efforts to file the Shelf Registration Statement with the SEC on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the SEC on or prior to 90 days after such obligation arises.

If:

(1) we and the Subsidiary Guarantors fail to file the Exchange Offer Registration Statement or the Shelf Registration Statement on or before the date specified for such filing; or

(2) any of such registration statements are not declared effective by the SEC on or prior to the date specified for such effectiveness; or

(3) we and the Subsidiary Guarantors fail to consummate the Exchange Offer within 30 business days of the date the Exchange Offer Registration Statement is declared effective by the SEC; or

(4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement

(each such event referred to in clauses (1) through (4) above, a “Registration Default”), then we and the Subsidiary Guarantors will pay Additional Interest to each Holder of notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of notes held by such Holder.

The amount of the Additional Interest will increase by an additional $.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest for all Registration Defaults of $.50 per week per $1,000 principal amount of notes.

All accrued Additional Interest will be paid by us and the Subsidiary Guarantors on each interest payment date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all Registration Defaults, the accrual of Additional Interest will cease.

Holders of notes will be required to make certain representations to us (as described in the registration rights agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest set forth above. By acquiring Transfer Restricted Securities, a Holder will be deemed to have agreed to indemnify us and the Subsidiary Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from us.

DESCRIPTION OF OTHER INDEBTEDNESS AND PREFERRED STOCK

New Senior Credit Facility

The credit facilities under the new credit agreement are provided by a syndicate of banks and other financial institutions led by Lehman Brothers Inc. and Citigroup Global Markets Inc., as joint lead arrangers, and for which Citicorp North America, Inc. serves as administrative agent. The credit facilities under the new credit agreement include (i) a five-year senior secured revolving credit facility providing for revolving loans of up to $75.0 million (the “New Revolving Credit Facility”) and (ii) a seven- year senior secured term loan facility providing for term loans of $230.0 million (the “New Term Loan Facility” and together with the New Revolving Credit Facility, collectively, the “New Credit Facilities”).

Interest Rate; Fees.  All borrowings under (a) the New Revolving Credit Facility bear interest, at our option, at a rate per annum equal to: (i) the Eurodollar Rate (as defined in the new credit agreement), plus 2.75%; or (ii) the Base Rate (as defined in the new credit agreement), plus 1.75%, and, in each case subject to adjustments based on financial performance, and (b) the New Term Loan Facility bear interest, at our option, at a rate per annum equal to: (i) the Eurodollar Rate, plus 2.50%; or (ii) the Base Rate, plus 1.50%.

In addition to paying interest on outstanding principal under the New Credit Facilities, we are required to pay a commitment fee to the lenders in respect of the unutilized commitments under the New Revolving Credit Facility at a rate equal to 0.5% per annum, subject to adjustments based on financial performance.

Guarantees; Security.  Our obligations under the new credit agreement are unconditionally and irrevocably guaranteed by each of our domestic subsidiaries.

In addition, the obligations under the new credit agreement are secured by first priority perfected security interests in: (i) all of the stock and other equity interests of each of the domestic subsidiary guarantors and up to 65% of the voting stock and all other equity interests of foreign subsidiaries; and (ii) all of our (and the domestic subsidiary guarantors’) tangible and intangible assets (including, without limitation, owned real estate, trademarks and patents).

Repayment.  All or any portion of the outstanding loans under the New Credit Facilities may be prepaid at any time and commitments may be terminated in whole or in part at our option (in each case upon at least three business days’ prior notice) without premium or penalty. The New Credit Facilities are subject to various mandatory prepayments.

Certain Covenants.  The new credit agreement requires compliance with a minimum consolidated interest coverage ratio and a maximum consolidated leverage ratio. The new credit agreement also contains a number of covenants that, among other things, restrict our ability and that of certain of our subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay other indebtedness (including, without limitation, the notes), pay certain restricted payments and dividends, create liens on assets, make investments, loans or advances, engage in mergers or consolidations, make capital expenditures, enter into sale and leaseback transactions, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. The new credit agreement also contains other usual and customary negative and affirmative covenants.

Events of Default.  The new credit agreement contains events of default, including, without limitation (subject to customary cure periods and materiality thresholds):

•	failure to make payments when due;

•	material inaccuracies of representations and warranties;

•	breach of covenants;

•	certain cross-defaults and cross-accelerations;

•	events of insolvency, bankruptcy or similar events;

•	certain judgments against us or our subsidiaries;

•	certain occurrences with respect to employee benefit plans;

•	failure of guarantees;

•	failure of certain liens and security documents; and

•	the occurrence of a change in control.

If such a default occurs, the lenders under the new credit agreement would be entitled to take various actions, including, without limitation, all actions permitted to be taken by a secured creditor, the acceleration of amounts due under the new credit agreement and requiring that all such amounts be immediately paid in full.

Seller Notes

In connection with some of our acquisitions, we have issued promissory notes to the sellers of the acquired businesses that cover a portion of the purchase price. As of March 31, 2006, all of these notes were expressly subordinated to our senior indebtedness (including these notes). The weighted average interest rate on the outstanding seller notes as of March 31, 2006 was 6.14%.

Series A Convertible Preferred Stock

The description set forth below does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations setting forth the principal terms and conditions of our Series A Convertible Preferred Stock, par value $0.01 per share, (the “Series A Convertible Preferred Stock”).

On May 26, 2006, Ares Corporate Opportunities Fund, L.P., a private equity fund (the “Holder”), purchased $50 million in aggregate liquidation preference of the Series A Convertible Preferred Stock in a private transaction. The Series A Convertible Preferred Stock has a liquidation preference of $1,000 per share.

Conversion.  Beginning on the 61st day after the date of original issuance, the Series A Convertible Preferred Stock will be convertible at any time, in whole or in part, subject to customary anti-dilution adjustments, at the option of the Holder into shares of our common stock (a “Holder Conversion”) at an initial per share conversion price of $7.56 per share (the “Holder Conversion Price”). We have the right to force the Holder to convert all (but not less than all) of the outstanding Series A Convertible Preferred Stock into common stock (a “Forced Conversion”), subject to the need to obtain prior approval of our stockholders at a special meeting of stockholders, at a conversion price per share equal to the sum of (i) $6.45; plus (ii) an amount equal to all dividends paid by us on each share of Series A Convertible Preferred Stock prior to such conversion, divided by 133 (i.e., the number of shares of common stock receivable upon a Holder Conversion of a share of Series A Convertible Preferred Stock) (the “Forced Conversion Price”). Notwithstanding the foregoing, the Forced Conversion Price will not exceed the Holder Conversion Price.

Dividends.  The Series A Convertible Preferred Stock are entitled to cumulative dividends, accruing at an annual rate of 3.33%, payable quarterly in arrears. We may elect to defer the payment of dividends otherwise payable on a dividend payment date. In such event, the amount of deferred dividends will be added to the stated value. Accrued but unpaid dividends will be payable upon our liquidation in cash and upon a Holder Conversion, at the option of the Holder, either in cash (to the extent permitted under applicable law and the terms of our indebtedness) or in additional shares of our common stock. Immediately prior to the occurrence of an acceleration event prior to the fifth anniversary of the original issue date, the stated value of each share of Series A Convertible Preferred Stock will be increased by an amount per share equal to all dividends that would otherwise be payable on a share of Series A Convertible Preferred Stock on each dividend payment date on and after the occurrence of such acceleration event and prior to and including the fifth anniversary of the original issuance date.

Voting and Other Rights.  The holders of the Series A Convertible Preferred Stock are entitled to vote on all matters on which holders of common stock are entitled to vote and, in that connection, are entitled to the number of votes equal to the number of shares of common stock into which their shares of Series A Convertible Preferred Stock are convertible in a Holder Conversion. Except as otherwise required, the holders of the Convertible Preferred Stock will vote together as a single class on all matters submitted to a vote of stockholders. The stock purchase agreement provides that so long as Ares owns at least 1,984,126 shares of common stock, on an as-converted basis (the “Minimum Equity Investment”), we will not take certain actions without Ares’ prior approval, including certain actions related to: (i) our liquidation, (ii) repurchases, redemptions and cash dividends on our common stock, (iii) acquisitions by us in excess of $50 million per year, (iv) certain sales of assets and change of control events (subject to a customary fiduciary duty exception), (v) corporate existence, (vi) the incurrence of certain debt, and (vii) creation of certain liens, and (viii) entering into any agreement with respect to the foregoing. For so long as the Holder holds not less than the Minimum Equity Investment, it will have the right to designate one director to our board of directors and to appoint one board observer. For so long as the Holder holds not less than the Minimum Equity Investment, it will have the first right to purchase equity-related securities to be sold by us in any private placement or privately negotiated transaction and to participate in any such sale.

Registration Rights.  We also entered into a registration rights agreement with the holders of the Series A Convertible Preferred Stock, dated as of May 26, 2006, providing shelf, demand and piggy- back registration rights with respect to the resale of the shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in the exchange offer where the exchange notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of one year after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date all dealers effecting transactions in the exchange notes may be required to deliver a prospectus. We reserve the right in our sole discretion to purchase or make offers for, or to offer exchange notes for, any outstanding notes that remain outstanding after the expiration of the exchange offer pursuant to this prospectus or otherwise and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers in the exchange offer for their own account may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any of the exchange notes. Any broker-dealer that resells exchange notes that were received by it in the exchange offer for its own account and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on such a resale of the exchange notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay certain expenses incident to our performance of or compliance with the exchange and registration rights agreement, other than commissions or concessions of any brokers or dealers, and will indemnify holders of the outstanding notes against certain liabilities, including liabilities under the Securities Act.

The initial purchasers have, directly and indirectly, from time to time provided certain investment banking and commercial banking and financial advisory services to us, our affiliates and other companies in our industry, for which they have received customary fees and commissions, and they expect to provide these services to us and others in the future, for which they expect to receive customary fees and commissions. In addition, affiliates of the initial purchasers were participating lenders under our previously existing credit facility, and as such, received a portion of the proceeds from the initial sale of the notes that were used to repay amounts outstanding under that credit facility.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

THIS SUMMARY IS OF A GENERAL NATURE AND IS INCLUDED HEREIN SOLELY FOR INFORMATION PURPOSES. THIS SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE, CONSTRUED TO BE LEGAL OR TAX ADVICE. NO REPRESENTATION WITH RESPECT TO THE CONSEQUENCES TO ANY PARTICULAR ACQUIROR OF THE EXCHANGE NOTES IS MADE. PROSPECTIVE ACQUIRORS SHOULD CONSULT THEIR OWN ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

The following is a summary of certain material U.S. federal income tax consequences of the exchange offer to U.S. Holders (as defined below) of the outstanding notes. The discussion does not consider the aspects of the ownership and disposition of the outstanding notes or the exchange notes. A discussion of the U.S. federal income tax consequences of holding and disposing of the notes is contained in the offering memorandum with respect to the outstanding notes.

This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing and proposed Treasury Regulations promulgated thereunder, rulings, pronouncements, judicial decisions, and administrative interpretations of the Internal Revenue Service, all of which are subject to change, possibly on a retroactive basis, at any time by legislative, judicial or administrative action. We cannot assure you that the Internal Revenue Service will not challenge the conclusions stated below, and no ruling from the Internal Revenue Service or an opinion of counsel has been (or will be) sought on any of the matters discussed below.

The following summary does not purport to be a complete analysis of all the potential U.S. federal income tax effects relating to an exchange of the outstanding notes. Without limiting the generality of the foregoing, this summary does not address the effect of any special rules applicable to certain types of holders, including, without limitation, dealers in securities or currencies, insurance companies, financial institutions, thrifts, regulated investment companies, tax-exempt entities, U.S. Holders whose functional currency is not the U.S. dollar, U.S. expatriates, persons who hold notes as part of a straddle, hedge, conversion transaction, or other risk reduction or integrated investment transaction, investors in securities that elect to use a mark-to-market method of accounting for their securities holdings, individual retirement accounts or qualified pension plans, or investors in pass through entities, including partnerships and Subchapter S corporations. In addition, this summary is limited to holders who are the initial purchasers of the notes at their original issue price and hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This summary does not address the effect of any U.S. state or local income or other tax laws, any U.S. federal estate and gift tax laws, any foreign tax laws, or any tax treaties.

Internal Revenue Service Circular 230

To ensure compliance with Treasury Department circular 230, each holder and/or acquiror of a note is hereby notified that: (a) any discussion of tax issues in this exchange offer is not intended or written to be relied upon, and cannot be relied upon, by a holder and/or acquiror for the purpose of avoiding penalties that may be imposed on such holder under applicable tax law; (b) such discussion is included herein in connection with the promotion or marketing (within the meaning of circular 230) of the offer to sell by the company; and (c) a holder and/or acquiror of a note should seek advice based on its particular circumstances from an independent tax advisor.

U.S. Holders

The term “U.S. Holder” means a beneficial owner of a note that is:

an individual who is a citizen of the United States or who is a resident alien of the United States for U.S. federal income tax purposes;

a corporation or other entity taxable for U.S. federal income tax purposes as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if a valid election is in effect under applicable Treasury Regulations to be treated as a United States person.

Exchange Offer.  The exchange of outstanding notes for the exchange notes under the terms of the exchange offer should not constitute a taxable exchange for U.S. income tax purposes. As a result, a U.S. Holder should recognize no gain or loss on the exchange of a note for an exchange note pursuant to the exchange offer. Consequently, the holding period of the exchange note should include the holding period of the outstanding note exchanged therefor and the adjusted tax basis of the exchange note should be the same as the adjusted tax basis of the outstanding note exchanged therefor immediately before the exchange.

THE PRECEDING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. ACCORDINGLY, HOLDERS AND ACQUIRORS SHOULD CONSULT THEIR OWN ADVISORS ON THE U.S. FEDERAL, STATE AND LOCAL, AND FOREIGN TAX CONSEQUENCES OF THEIR PURCHASE, OWNERSHIP, DISPOSITION, AND EXCHANGE OF THE NOTES, AND ON THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE LAW.

LEGAL MATTERS

The legality of the securities offered hereby will be passed upon for us by Foley & Lardner LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF
DOCUMENTS BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange. Our reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our corporate website address is www.hanger.com. Information contained on our website is not part of this prospectus.

We are “incorporating by reference” the documents listed below that we have filed with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below:

1. Our Annual Report on Form 10-K for the year ended December 31, 2005;

2. The information under the heading “Compensation and Related Matters” of our Proxy Statement on Schedule 14A filed on April 12, 2006;

3. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

4. Our Current Reports on Form 8-K filed on May 4, 2006, May 8, 2006, May 9, 2006 and May 30, 2006; and

5. All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the exchange offer made hereby.

You may request a copy of those filings, at no cost, by writing or telephoning us at the following:

Hanger Orthopedic Group, Inc.
Two Bethesda Metro Center
Suite 1200
Bethesda, Maryland 20814
Attention: Ms. Debbie Thomas
(301) 986-0701

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

$175,000,000

Hanger Orthopedic Group, Inc.

Offer to Exchange
  10 1/4% Senior Notes Due 2014
That Have Been Registered
Under the Securities Act of 1933
for Outstanding
10 1/4% Senior Notes Due 2014

PROSPECTUS
          , 2006

PART II

Item 20.	Indemnification of Directors and Officers

We are a Delaware corporation. In our Certificate of Incorporation, we have adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the “Delaware Law”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director will personally receive a benefit in money, property or services to which the director is not legally entitled.

We have also adopted indemnification provisions pursuant to Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorney’s fees) that such officer or director actually and reasonably incurred.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits:  The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.		Document

3(a)	—	Certificate of Incorporation, as amended, of the Registrant. (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 1988.)
3(b)	—	Certificate of Amendment of the Registrant’s Certificate of Incorporation (which, among other things, changed the Registrant’s corporate name from Sequel Corporation to Hanger Orthopedic Group, Inc.), as filed on August 11, 1989 with the Office of the Secretary of State of Delaware. (Incorporated herein by reference to Exhibit 3(b) to the Registrant’s Current Report on Form 10-K dated February 13, 1990.)
3(c)	—	Certificate of Agreement of Merger of Sequel Corporation and Delaware Sequel Corporation. (Incorporated herein by reference to Exhibit 3.1(a) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 1988.)
3(d)	—	Certificate of Ownership and Merger of Hanger Acquisition Corporation and J. E. Hanger, Inc. as filed with the Office of the Secretary of the State of Delaware on April 11, 1989. (Incorporated herein by reference to Exhibit 2(f) to the Registrant’s Current Report on Form 8-K dated May 15, 1989.)
3(e)	—	Certificate of Amendment to Certificate of Incorporation of the Registrant, as filed with the Secretary of State of Delaware on September 16, 1999. (Incorporated herein by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.)

Exhibit No.		Document

3(f)	—	Certificate of Designation, Rights and Preferences of 7% Redeemable Preferred Stock as filed with the Office of the Secretary of State of Delaware on June 28, 1999. (Incorporated herein by reference to Exhibit 2(b) to the Registrant’s Current Report of Form 8-K dated July 1, 1999.)
3(g)	—	Certificate of Designations of Series A Convertible Preferred Stock filed by the Registrant with the Delaware Secretary of State on May 26, 2006. (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed May 30, 2006.)
3(h)	—	By-Laws of the Registrant, as amended. (Incorporated herein by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K dated May 15, 1989.)
4(a)	—	Purchase Agreement, dated as of May 23, 2006, among Hanger Orthopedic Group, Inc., the guarantors signatory thereto, Lehman Brothers Inc., Citigroup Global Markets Inc. and ABN AMRO Incorporated. (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed May 30, 2006.)
4(b)	—	Indenture, dated as of May 26, 2006, among Hanger Orthopedic Group, Inc., the subsidiary guarantors and Wilmington Trust Company as trustee, relating to the 10 1/4% Senior Notes due 2014. (Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed May 30, 2006.)
4(c)	—	Registration Rights Agreement, dated as of May 26, 2006, among Hanger Orthopedic Group, Inc., the guarantors signatory thereto, Lehman Brothers Inc. and Citigroup Global Markets Inc. (Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed May 30, 2006.)
5	—	Opinion of Foley & Lardner LLP. (Filed herewith.)
10(a)	—	1991 Stock Option Plan of the Registrant, as amended through September 16, 1999. (Incorporated herein by reference to Exhibit 4(a) to the Registrant’s Proxy Statement, dated July 28, 1999, relating to the Registrant’s Annual Meeting of Stockholders held on September 8, 1999.)
10(b)	—	1993 Non-Employee Directors Stock Option Plan of the Registrant. (Incorporated herein by reference to Exhibit 4(b) to the Registrant’s Registration Statement on Form S-8 (File No. 33-63191).)
10(c)	—	Asset Purchase Agreement, dated as of March 26, 1997, by and between Hanger Prosthetics & Orthotics, Inc., Acor Orthopedic, Inc., and Jeff Alaimo, Greg Alaimo and Mead Alaimo. (Incorporated by reference to Exhibit 2 to the Current Report on Form 8-K filed by the Registrant on April 15, 1997.)
10(d)	—	Asset purchase Agreement, dated as of May 8, 1997, by and between Hanger Prosthetics & Orthotics, Inc., Fort Walton Orthopedic, Inc., Mobile Limb and Brace, Inc. and Frank Deckert, Ronald Deckert, Thomas Deckert, Robert Deckert and Charles Lee. (Incorporated by reference to Exhibit 2 to the Current Report on Form 8-K filed by the Registrant on June 5, 1997.)
10(e)	—	Asset Purchase Agreement, dated as of November 3, 1997, by and between Hanger Prosthetics & Orthotics, Inc., Morgan Prosthetic-Orthotics, Inc. and Dan Morgan. (Incorporated herein by reference to Exhibit 10(v) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997.)
10(f)	—	Asset Purchase Agreement, dated as of December 23, 1997, by and between Hanger Prosthetics & Orthotics, Inc., Harshberger Prosthetic & Orthotic Center, Inc., Harshberger Prosthetic & Orthotic Center of Mobile, Inc., Harshberger Prosthetic & Orthotic Center of Florence, Inc., FAB-CAM, Inc. and Jerald J. Harshberger. (Incorporated herein by reference to Exhibit 10(w) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997.)
10(g)	—	Stock Purchase Agreement, dated as of April 2, 1999, by and among NovaCare, Inc., NC Resources, Inc., the Registrant and HPO Acquisition Corporation, Amendment No. 1 thereto, dated as of May 19, 1999, and Amendment No. 2 thereto, dated as of June 30, 1999. (Incorporated herein by reference to Exhibit 2(a) to the Registrant’s Current Report on Form 8-K dated July 15, 1999.)
10(h)	—	Indenture, dated as of June 16, 1999, among the Registrant, its subsidiaries and U.S. Bank Trust National Association, as Trustee. (Incorporated herein by reference to Exhibit 10(a) to the Registrant’s Current Report on Form 8-K dated July 1, 1999.)

Exhibit No.		Document

10(i)	—	Employment Agreement, dated as of April 29, 1999, between the Registrant and Ivan R. Sabel. (Incorporated herein by reference to Exhibit 10(r) to the Registrant’s Registration Statement on Form S-4 (File No. 333-85045).)
10(j)	—	Employment Agreement, dated as of July 1, 1999, between the Registrant and Rick Taylor. (Incorporated herein by reference to Exhibit 10(u) to the Registrant’s Registration Statement on Form S-4 (File No. 333-85045).)
10(k)	—	Employment Agreement, dated as of November 1, 1996, between the Registrant and Ron May. (Incorporated herein by reference to Exhibit 10(w) to the Registrant’s Registration Statement on Form S-4 (File No. 333-85045).)
10(l)	—	Employment Agreement, dated as of August 29, 2001, between the Registrant and George McHenry. (Incorporated herein by reference to Exhibit 10 (cc) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001.)
10(m)	—	Employment Agreement, dated as of January 2, 2002, between the Registrant and Thomas Kirk. (Incorporated herein by reference to Exhibit 10 (dd) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001.)
10(n)	—	2002 Stock Incentive Plan of the Registrant. (Incorporated herein by reference to Exhibit A to the Registrant’s Proxy Statement, dated April 30, 2003, relating to the Registrant’s Annual Meeting of Stockholders held on May 30, 2003. (File No. 001-10670).)
10(o)	—	2003 Non-Employee Directors’ Stock Incentive Plan of the Registrant. (Incorporated herein by reference to Exhibit A to the Registrant’s Proxy Statement, dated April 30, 2003, relating to the Registrant’s Annual Meeting of Stockholders held on May 30, 2003. (File No. 001-10670).)
10(p)	—	Amended and Restated Credit Agreement, dated as of October 3, 2003, between the Registrant, various lenders and General Electric Capital Corporation, as administrative agent. (Incorporated herein by reference to Exhibit 10(dd) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003.)
10(q)	—	Master Amendment, dated as of October 9, 2003, between the Registrant, Seattle Systems, Inc.(formerly known as USMC Corp., the successor in interest to United States Manufacturing Company, LLC, and which merged with and into OPMC Acquisition Corp. on December 26, 2001), Southern Prosthetic Supply, Inc., and DOBI-Symplex, Inc. (formerly known as Seattle Orthopedic Group, Inc.) (Incorporated herein by reference to Exhibit 10(ee) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003.)
10(r)	—	Third Amendment to Amended and Restated Credit Agreement and Waiver, dated as of September 2, 2004, among the Registrant, the lenders’ signatory thereto and General Electric Capital Corporation, as Administrative Agent. (Incorporated herein by reference to Exhibit 10 to the Registrant’s Form 8-K dated September 2, 2004.)
10(s)	—	Form of Stock Option Agreement (Non-Executive Employees), Stock Option Agreement (Executive Employees), Restricted Stock Agreement (Non-Executive Employees) and Restricted Stock Agreement (Executive Employees). (Incorporated herein by reference to Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to the Registrant’s Current Report on Form 8-K filed on February 24, 2005.)
10(t)	—	Supplemental Executive Retirement Plan, dated January 1, 2004 (Incorporated herein by reference to Exhibit 10(dd) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004.)
10(u)	—	Fourth Amendment to Amended and Restated Credit Agreement, dated as of August 26, 2005, among the Registrant, the lenders’ signatory thereto and General Electric Capital Corporation, as Administrative Agent. (Incorporated herein by reference to Exhibit 10 to the Registrant’s Form 8-K filed on August 30, 2005.)
10(v)	—	Employment and Non-Compete Agreement, commencing as of April 1, 2005, between the Registrant and John Rush, M.D. (Incorporated herein by reference to Exhibit 10(ff) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005.)
10(w)	—	Second Amended and Restated Employment Agreement, effective as of January 1, 2005, by and between Ivan R. Sabel and the Company. (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.)

Exhibit No.		Document

10(x)	—	Second Amended and Restated Employment Agreement, effective as of January 1, 2005, by and between Thomas F. Kirk and the Company. (Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.)
10(y)	—	Second Amended and Restated Employment Agreement, effective as of January 1, 2005, by and between Richmond L. Taylor and the Company. (Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.)
10(z)	—	Second Amended and Restated Employment Agreement, effective as of January 1, 2005, by and between George E. McHenry and the Company. (Incorporated herein by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.)
12.1	—	Ratio of Earnings to Fixed Charges. (Filed herewith.)
21	—	List of Subsidiaries of the Registrant. (Incorporated herein by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005.)
23(a)	—	Consent of Foley & Lardner LLP. (Included in Exhibit 5.)
23(b)	—	Consent of PricewaterhouseCoopers LLP. (Filed herewith.)
24	—	Power of Attorney (Included on Page II-5.)
25	—	Statement on Form T-1 of Eligibility of Trustee. (Filed herewith.)
99(a)	—	Form of Letter of Transmittal. (Filed herewith.)
99(b)	—	Form of Notice of Guaranteed Delivery. (Filed herewith.)
99(c)	—	Form of Letter to Clients. (Filed herewith.)
99(d)	—	Form of Letter to Nominees. (Filed herewith.)

Item 22.	Undertakings

Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

The undersigned Registrant hereby undertakes to supply by means of a post- effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on June 26, 2006.

Hanger Orthopedic Group, Inc.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
Chairman of the Board and
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints IVAN R. SABEL and THOMAS F. KIRK his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all signature pages attached hereto with respect to any subsidiary guarantor, any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, including any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated:

Dated: June 26, 2006	/s/ Ivan R. Sabel Ivan R. Sabel, CPO Chairman, Chief Executive Officer and Director (Principal Executive Officer)

Dated: June 26, 2006	/s/ George E. McHenry George E. McHenry Chief Financial Officer (Principal Financial Officer)

Dated: June 26, 2006	/s/ Thomas C. Hofmeister Thomas C. Hofmeister Vice President of Finance (Chief Accounting Officer)

Dated: June 26, 2006	/s/ Thomas F. Kirk Thomas F. Kirk President, Chief Operating Officer and Director

Dated: June 26, 2006	/s/ Edmond E. Charrette Edmond E. Charrette, M.D. Director

Dated: June 26, 2006	/s/ Thomas P. Cooper Thomas P. Cooper, M.D. Director

Dated: June 26, 2006	/s/ Cynthia L. Feldmann Cynthia L. Feldmann Director

Dated: June 26, 2006	/s/ Eric Green Eric Green Director

Dated: June 26, 2006	/s/ Isaac Kaufman Isaac Kaufman Director

Dated: June 26, 2006	/s/ H.E. Thranhardt H.E. Thranhardt, CPO Director

Dated: June 26, 2006	/s/ William R. Floyd William R. Floyd Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Hanger Prosthetics & Orthotics, Inc.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	Chairman and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Southern Prosthetic Supply, Inc.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	Chairman and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Dobi-Symplex, Inc.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	President and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Opnet, Inc.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	President and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Hanger Services Corporation

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	President and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Innovative Neurotronics, Inc.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	Chairman and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Linkia, LLC

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel		Chairman, and Chairman of the Board and Chief Executive Officer of Hanger Orthopedic Group, Inc., the sole member and sole manager of Linkia, LLC (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry		Treasurer, and Executive Vice President and Chief Financial Officer of Hanger Orthopedic Group, Inc., the sole member and sole manager of Linkia, LLC (Chief Financial Officer)	June 26, 2006

By:	/s/ Ivan R. Sabel Attorney-in-Fact Thomas F. Kirk	President, Chief Operating Officer and Director of Hanger Orthopedic Group, Inc., the sole member and sole manager of Linkia, LLC	June 26, 2006

By:	/s/ Ivan R. Sabel Attorney-in-Fact Edmond E. Charrette	Director of Hanger Orthopedic Group, Inc., the sole member and sole manager of Linkia, LLC	June 26, 2006

By:	/s/ Ivan R. Sabel Attorney-in-Fact Thomas P. Cooper	Director of Hanger Orthopedic Group, Inc., the sole member and sole manager of Linkia, LLC	June 26, 2006

By:	/s/ Ivan R. Sabel Attorney-in-Fact Cynthia L. Feldmann	Director of Hanger Orthopedic Group, Inc., the sole member and sole manager of Linkia, LLC	June 26, 2006

By:	/s/ Ivan R. Sabel Attorney-in-Fact Eric Green	Director of Hanger Orthopedic Group, Inc., the sole member and sole manager of Linkia, LLC	June 26, 2006

Signature		Title	Date

By:	/s/ Ivan R. Sabel Attorney-in-Fact Isaac Kaufman	Director of Hanger Orthopedic Group, Inc., the sole member and sole manager of Linkia, LLC	June 26, 2006

By:	/s/ Ivan R. Sabel Attorney-in-Fact H.E. Thranhardt	Director of Hanger Orthopedic Group, Inc., the sole member and sole manager of Linkia, LLC	June 26, 2006

By:	/s/ Ivan R. Sabel Attorney-in-Fact William R. Floyd	Director of Hanger Orthopedic Group, Inc., the sole member and sole manager of Linkia, LLC	June 26, 2006

*	Ivan R. Sabel, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to the power of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Dosteon Solutions, LLC

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel		President, and Chairman of the Board and Chief Executive Officer of Hanger Orthopedic Group, Inc., the sole member and sole manager of Dosteon Solutions, LLC (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry		Treasurer, and Executive Vice President and Chief Financial Officer of Hanger Orthopedic Group, Inc., the sole member and sole manager of Dosteon Solutions, LLC (Chief Financial Officer)	June 26, 2006

By:	/s/ Ivan R. Sabel Attorney-in-Fact Thomas F. Kirk	President, Chief Operating Officer and Director of Hanger Orthopedic Group, Inc., the sole member and sole manager of Dosteon Solutions, LLC	June 26, 2006

By:	/s/ Ivan R. Sabel Attorney-in-Fact Edmond E. Charrette	Director of Hanger Orthopedic Group, Inc., the sole member and sole manager of Dosteon Solutions, LLC	June 26, 2006

By:	/s/ Ivan R. Sabel Attorney-in-Fact Thomas P. Cooper	Director of Hanger Orthopedic Group, Inc., the sole member and sole manager of Dosteon Solutions, LLC	June 26, 2006

By:	/s/ Ivan R. Sabel Attorney-in-Fact Cynthia L. Feldmann	Director of Hanger Orthopedic Group, Inc., the sole member and sole manager of Dosteon Solutions, LLC	June 26, 2006

By:	/s/ Ivan R. Sabel Attorney-in-Fact Eric Green	Director of Hanger Orthopedic Group, Inc., the sole member and sole manager of Dosteon Solutions, LLC	June 26, 2006

Signature		Title	Date

By:	/s/ Ivan R. Sabel Attorney-in-Fact Isaac Kaufman	Director of Hanger Orthopedic Group, Inc., the sole member and sole manager of Dosteon Solutions, LLC	June 26, 2006

By:	/s/ Ivan R. Sabel Attorney-in-Fact H.E. Thranhardt	Director of Hanger Orthopedic Group, Inc., the sole member and sole manager of Dosteon Solutions, LLC	June 26, 2006

By:	/s/ Ivan R. Sabel Attorney-in-Fact William R. Floyd	Director of Hanger Orthopedic Group, Inc., the sole member and sole manager of Dosteon Solutions, LLC	June 26, 2006

*	Ivan R. Sabel, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to the power of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Eugene Teufel & Son Orthotics & Prosthetics, Inc.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	President and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

HPO, Inc.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	Chairman and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

ABI Orthotic/Prosthetic Laboratories, Ltd.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	President, and Chairman and Director of Hanger Prosthetics & Orthotics, Inc., the sole member and sole manager of ABI Orthotic/Prosthetic Laboratories, Ltd. (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer, and Director and Treasurer of Hanger Prosthetics & Orthotics, Inc., the sole member and sole manager of ABI Orthotic/Prosthetic Laboratories, Ltd. (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Greater Chesapeake Orthotics & Prosthetics, Inc.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	President and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Rehab Designs Of America Corporation

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	President and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Rehab Designs of Colorado, Inc.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	President and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Rehab Designs of Wisconsin, Inc.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	President and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Certified Orthotic & Prosthetic Associates, Inc.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	President and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

The Brace Shop Prosthetic Orthotic Centers, Inc.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	President and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Hanger Prosthetics & Orthotics West, Inc.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	President and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Hanger Prosthetics & Orthotics East, Inc.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	President and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

NWPO Associates, Inc.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	President and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Advanced Bio-Mechanics, Inc.

By:
/s/  Ivan R. Sabel
Ivan R. Sabel
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	President and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Laurence’s Orthotics & Prosthetics, Inc.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	President and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Shasta Orthotic Prosthetic Service, Inc.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	President and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Conner Brace Co., Inc.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	President and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Elite Care, Inc.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	President and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on June 26, 2006.

Fortitude Medical Specialists, Inc.

By:	/s/ Ivan R. Sabel
Ivan R. Sabel
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivan R. Sabel Ivan R. Sabel	President and Director (Chief Executive Officer)	June 26, 2006

/s/ George E. McHenry George E. McHenry	Treasurer and Director (Chief Financial Officer)	June 26, 2006